Exhibit 10.1

Execution Version

CREDIT, SECURITY AND GUARANTY AGREEMENT (TERM LOAN)

dated as of October 4, 2016

by and among

OXFORD IMMUNOTEC, INC.,

as Borrower,

OXFORD IMMUNOTEC GLOBAL PLC and OXFORD IMMUNOTEC LIMITED,

as guarantors,

the other Credit Parties party from time to time hereto,

and

MIDCAP FINANCIAL TRUST,

as Agent and as a Lender,

and

THE ADDITIONAL LENDERS

FROM TIME TO TIME PARTY HERETO

i

v

CREDIT, SECURITY AND GUARANTY AGREEMENT

THIS CREDIT, SECURITY AND GUARANTY AGREEMENT (TERM LOAN) (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of October 4, 2016 by and among Oxford immunotec, inc., a Delaware corporation, and any additional borrower that may hereafter be added to this Agreement (individually as a “Borrower”, and collectively with any entities that become party hereto as Borrower and each of their successors and permitted assigns, the “Borrowers”), OXFORD IMMUNOTEC GLOBAL PLC, a company formed under the laws of England and Wales (“Oxford Global”), OXFORD IMMUNOTEC LIMITED, a company formed under the laws of England and Wales (“Oxford Limited” and together with Oxford Global and any other entities that become party hereto as a Guarantor and each of their successors and permitted assigns, individually as a “Guarantor” and collectively, as the “Guarantors”), MIDCAP FINANCIAL TRUST, a Delaware statutory trust, individually as a Lender, and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.

RECITALS

The Credit Parties have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Credit Parties, Lenders and Agent agree as follows:

Article 1 - DEFINITIONS

Section 1.1     Certain Defined Terms. The following terms have the following meanings:

“Acceleration Event” means the occurrence of an Event of Default (a) in respect of which Agent has declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 10.2, (b) pursuant to Section 10.1(a), and in respect of which Agent has suspended or terminated the Term Loan Commitment pursuant to Section 10.2, and/or (c) pursuant to either Section 10.1(e) and/or Section 10.1(f).

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Credit Party or to which any Credit Party is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the equity interests of any Person or otherwise causing any Person to become a Subsidiary of a Credit Party, (c) a merger or consolidation or any other combination with another Person, (d) the acquisition, including through licensing (but excluding licenses, in the Ordinary Course of Business, of software and other technology and assets that are commercially available) of any Product or Intellectual Property of or from any other Person.

“Additional Titled Agents” has the meaning set forth in Section 11.15.

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Credit Agreement” means that certain Credit, Security and Guaranty Agreement (Revolving Loan) (as the same may be amended, restated, supplemented or otherwise modified from time to time), among MCF, as Agent and a lender, the other lenders party thereto and Credit Parties pursuant to which such Agent and lenders have extended a revolving credit facility to Borrowers.

“Affiliated Financing Agent” means the “Agent” under and as defined in the Affiliated Credit Agreement.

“Affiliated Financing Documents” means the “Financing Documents” as defined in the Affiliated Credit Agreement.

“Affiliated Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof between Agent and the Affiliated Financing Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Affiliated Obligations” means all “Obligations”, as such term is defined in the Affiliated Financing Documents.

“Agent” means MCF, in its capacity as administrative agent for itself and for Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors and assigns of MCF in such capacity.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Margin” means seven and six tenths percent (7.60%).

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Base LIBOR Rate” means, for each Interest Period, the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100% of 1%), to be the rate at which Dollar deposits (for delivery on the first day of such Interest Period or, if such day is not a Business Day on the preceding Business Day) in the amount of $1,000,000 are offered to major banks in the London interbank market on or about 11:00 a.m. (Eastern time) two (2) Business Days prior to the commencement of such Interest Period, for a term comparable to such Interest Period, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means a per annum rate of interest equal to the greater of (a)  one half percent (0.5%) per annum and (b) the rate of interest announced, from time to time, within Wells Fargo Bank, National Association (“Wells Fargo”) at its principal office in San Francisco as its “prime rate,” minus one percent (1.0%), with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Borrower” and “Borrowers” has the meaning set forth in the introductory paragraph hereto.

“Borrower Representative” means Oxford Immunotec, Inc., in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Agent.

“Borrowing Base” has the meaning set forth in the Affiliated Credit Agreement.

“Borrowing Base Certificate” has the meaning set forth in the Affiliated Credit Agreement.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Washington, DC and New York City are authorized by law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change in Control” means any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of any Credit Party (or other securities convertible into such voting stock) representing more than 50% of the combined voting power of all voting stock of any Credit Party or (b) Oxford Global ceases to own, directly or indirectly, 100% of the capital stock of any of its Subsidiaries (with the exception of any Subsidiaries permitted to be dissolved, transferred or merged to the extent otherwise permitted by this Agreement); or (c) the occurrence of a “Change of Control”, “Change in Control”, or terms of similar import under any Subordinated Debt Documents. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“CLIA” means the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. § 263a et seq., and all regulations promulgated thereunder, as the same may be amended from time to time.

“Closing Date” means the date of this Agreement.

“Closing Date UK Debenture” means the UK Debenture entered into among Oxford Global, Oxford Limited and Security Agent on the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“CMS” means the federal Centers for Medicare and Medicaid Services and any successor Governmental Authority.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.

“Commitment Annex” means Annex A to this Agreement.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would be consolidated with those of “parent” Credit Party (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Correction” means repair, modification, adjustment, relabeling, destruction or inspection (including patient monitoring) of a product without its physical removal to some other location.

“Credit Exposure” means, at any time, any portion of Term Loan Commitments and of any other Obligations that remains outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted, with respect thereto.

“Credit Party” means (a) each Borrower, (b) each Guarantor, and (c) any other Person, whether now existing or hereafter acquired or formed (i) that grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (ii) all of the equity interests of which are pledged to Agent for the benefit of the Lenders; provided, however, that in no event shall any Excluded Subsidiary be a “Credit Party” for purposes of this Agreement or the other Financing Documents unless and until such Excluded Subsidiary is joined to the Financing Documents as Borrower or a Guarantor by mutual agreement of Agent and Borrower in accordance with the requirements set forth in Section 4.11 for newly acquired or created Subsidiaries.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid within one hundred and twenty (120) days of the due date therefor in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (g) all Debt of another Person secured by a Lien on any asset of such Person, (h) “earnouts”, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, provided that “earnouts” and other similar payment obligations shall only constitute Debt to the extent the condition to the payment of such obligations have been met and the payment thereof is required pursuant to the terms of such contracts, (i) all Debt of others Guaranteed by such Person, and (j) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product. Without duplication of any of the foregoing, Debt of Credit Parties shall include any and all Loans.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Credit Party.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, any Credit Party and each financial institution in which such Credit Party maintains a Deposit Account located in the United States, to the extent required under this Agreement, which agreement provides that (a) such financial institution shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Credit Party, and (b) such financial institution shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and returned items, and containing such other terms and conditions as Agent may reasonably require.

“Deposit Account Restriction Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, a Borrower and each bank in which such Borrower maintains a Deposit Account in the United States and into which Deposit Account proceeds of Accounts from Governmental Account Debtors are paid directly by the Governmental Account Debtor, and which agreement provides that (a) such bank shall not enter into an agreement with respect to such Deposit Account pursuant to which the bank agrees to comply with instructions originated by any Person, other than the Borrower that owns the Deposit Account, directing disposition of the funds in such Deposit Account, and (b) such bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and returned items, and containing such other terms and conditions as Agent may reasonably require.

“Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class) and (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person, or (ii) any option, warrant or other right to acquire any equity interests in such Person.

“Dollars” or “$” means the lawful currency of the United States of America.

“Dormant Subsidiary” means any Subsidiary of a Credit Party which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of $100,000 or more or its equivalent in other currencies.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean-up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Credit Party and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Credit Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 10.1.

“Excluded Accounts” has the meaning set forth in Section 5.14.

“Excluded Assets” means:

(a)

any (x) lease, license, permit, agreement or license or any property subject thereto, solely to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit, agreement or license agreement or create a right of termination in favor of any other party thereto (other than a Credit Party or an Affiliate of a Credit Party) or otherwise require consent of any other party thereunder (other than the consent of a Credit Party or an Affiliate of a Credit Party), but only to the extent, and for as long as, the applicable prohibition, restriction or requirement of consent is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law;

(b)	any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(c)

governmental licenses or state or local franchises, charters and authorizations to the extent a security interest thereon is prohibited or restricted by applicable law and pledges and security interests expressly prohibited or restricted by applicable law (in all cases, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), the assignment of which is deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(d)	margin stock (as defined in Regulation U of the Board); and

(e)	Excluded Accounts.

provided that Excluded Assets shall not include any proceeds or products thereof (unless such proceeds or products thereof would otherwise constitute Excluded Assets).

“Excluded Perfection Assets” means, collectively:

(a)

Chattel Paper (as defined in Article 9 of the UCC), letter of credit rights, Instruments, documents, investment property (other than equity interests in any Subsidiaries of a Credit Party disclosed on Schedule 3.4), and electronic chattel paper, in each case with a value of less than $100,000;

(b)	commercial tort claims with a value of less than $500,000;

(c)	any fee-owned real property with a fair market value less than $500,000, and any leasehold interests in real property,

(d)	assets where the cost of perfecting a security interest therein exceeds the practical benefit to the Lenders afforded thereby, in each case, as determined in good faith by Agent; and

(e)

motor vehicles and other assets subject to certificates of title (other than to the extent (x) a security interest thereon can be perfected by the filing of a financing statement under the UCC and (y) an Event of Default has occurred and Agent has elected to require, by written notice to the Credit Parties, that the Credit Parties take all such steps necessary to perfect a lien in favor of Agent, for the benefit of the Lenders, in such motor vehicles and other assets subject to certificates of title).

“Excluded Subsidiaries” means, collectively, (a) Oxford Immunotec K.K., (b) Boulder Diagnostics Europe GmbH, (c) Oxford Immunotec Asia Limited, (d) Oxford Immunotec Medical Device Co. Ltd., (e) Oxford Diagnostic Laboratories (UK) Limited, and (f) Oxford Immunotec (Shanghai) Medical Device Co. Ltd. and (g) any other Subsidiary formed by a Credit Party after the Closing Date and organized under the laws of any jurisdiction other than the United States of America (or any state thereof), England or Wales; provided that no Subsidiary shall constitute an Excluded Subsidiary for purposes of this clause (g) if such Subsidiary was formed in connection with a Permitted Acquisition to hold assets acquired in connection therewith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDA” means the Food and Drug Administration of the United States of America and any successor agency.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Fee Letter” means each agreement between Agent and Borrower relating to fees payable to Agent, for its own account, in connection with the execution of this Agreement.

“Financing Documents” means this Agreement, any Notes, the Security Documents, each Fee Letter, the Specified Acquisition Side Letter, the Affiliated Intercreditor Agreement, each subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.

“Governmental Account Debtor” means any Account Debtor that is a Governmental Authority, including, without limitation, Medicare and Medicaid.

“Governmental Authority” means any nation or government, any state, local or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Oxford Global and Oxford Limited and each other Credit Party that has executed or delivered, or shall in the future execute or deliver, this Agreement as a Guarantor or any other Guarantee of any portion of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Healthcare Laws” means all applicable Laws relating to the design, development, provision, clinical and non-clinical evaluation or investigation, validation, approval or clearance, manufacture, distribution, importation, exportation, handling, quality, reimbursement, sale, labeling, advertising, promotion, or postmarket requirements of any Medical Device or LDT, including, as applicable, the FDCA, CLIA, and similar state or foreign laws and applicable laws relating to Medicare, Medicaid, TRICARE, and all laws, policies, procedures, requirements and regulations pursuant to which Regulatory Required Permits are issued, in each case, as the same may be amended from time to time.

“Instrument” means “instrument”, as defined in Article 9 of the UCC.

“Intellectual Property” means all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Interest Period” means any period commencing on the first day of a calendar month and ending on the last day of such calendar month.

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make any acquisition (including through licensing) of (i) of all or substantially all of the assets of another Person, or (ii) any business, Product, business line or product line, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Healthcare Laws and Environmental Laws.

“LDT” means any laboratory developed test designed, developed and performed by a laboratory accredited under CLIA on specimens derived from the human body for the purpose of providing information for the diagnosis, prevention, or treatment of any disease or impairment of, or assessment of the health of, human beings, and which is not regulated as a Medical Device by the FDA.

“Lender” means each of (a) MCF, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 11.17, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.

“LIBOR Rate” means, for each Loan, a per annum rate of interest equal to the greater of (a) one half of one percent (0.5%) and (b) the rate determined by Agent (rounded upwards, if necessary, to the next 1/100 of 1%) by dividing (i) the Base LIBOR Rate for the Interest Period, by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Credit Party or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan Account” has the meaning set forth in Section 2.6(b).

“Loan(s)” means the Term Loan and each and every advance under the Term Loan. All references herein to the “making” of a Loan or words of similar import shall mean, with respect to the Term Loan, the making of any advance in respect of a Term Loan.

“Market Withdrawal” means a Person’s Removal or Correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or any foreign equivalent thereof or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc.

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the condition (financial or otherwise), operations, business or properties the Credit Parties, taken as a whole, (b) the rights and remedies of Agent or Lenders under this Agreement or the other Financing Documents, or the ability of any Credit Party to perform any of its material obligations under this Agreement or the other Financing Documents, (c) the legality, validity or enforceability of any Financing Document or (d) the existence, perfection or priority of any security interest granted in any Financing Document or in any material portion of the Collateral.

“Material Contracts” means (a) the Operative Documents, (b) the agreements listed on Schedule 3.17, and (c) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material Intangible Assets” means all of (i) each Credit Party’s Intellectual Property and (ii) license or sublicense agreements or other agreements with respect to rights in Intellectual Property, in each case of clause (i) and (ii) that are material to the condition (financial or other), business or operations of the Credit Parties, taken as a whole.

“Maturity Date” means October 1, 2021.

“Maximum Lawful Rate” has the meaning set forth in Section 2.7.

“MCF” means MidCap Financial Trust, a Delaware statutory trust, and its successors and assigns.

“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medical Device” means any an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component part, or accessory which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals, or intended to affect the structure or any function of the body of man or other animals, and which does not achieve any of its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes, and which is not an LDT.

“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

“Monthly Cash Burn Amount” means, with respect to Credit Parties, an amount equal to Credit Parties’ change in cash and cash equivalents, without giving effect to any increase resulting from contributions or proceeds of financings, for either (a) the immediately preceding eighteen (18) month period as determined as of the last day of the month immediately preceding the proposed consummation of the Permitted Acquisition and based upon the financial statements delivered to Agent in accordance with this Agreement for such period or (b) the immediately succeeding eighteen (18) month period based upon the Transaction Projections, using whichever calculation as between clause (a) and clause (b) demonstrates a higher burn rate (or, in other words, more cash used), in either case, divided by eighteen (18).

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Credit Party or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Notes” has the meaning set forth in Section 2.3.

“Notice of Borrowing” means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including, without limitation, the payment of interest and other amounts arising after the commencement of any case with respect to any Credit Party under the Bankruptcy Code or any similar statute which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operative Documents” means the Financing Documents, the Affiliated Financing Documents and the Subordinated Debt Documents.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating agreement, joint venture agreement, limited liability company agreement or members agreement).

“Oxford Global” has the meaning set forth in the introductory paragraph hereto.

“Oxford Limited” has the meaning set forth in the introductory paragraph hereto.

“Participant Register” has the meaning set for in Section 11.17(a)(iii).

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower Representative.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pensions Act” means the Pensions Act 2004, enacted in the United Kingdom.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Pension Schemes Act” means the Pension Schemes Act 1993, enacted in the United Kingdom.

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, marketing authorizations, drug or device authorizations and approvals, other authorizations, franchises, qualifications, accreditations, registrations, permits, consents and approvals of a Credit Party issued or required under Laws applicable to the business of any Credit Party or any of their respective Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of any Credit Party or any of their respective Subsidiaries. Without limiting the generality of the foregoing, “Permit” includes any Regulatory Required Permit.

“Permitted Acquisition” means (x) the Specified Acquisition and (y) any other Acquisition by a Borrower to the extent that each of the following conditions shall have been satisfied:

(a)

the Borrower Representative shall have delivered to Agent at least five (5) Business Days (or such shorter period as may be agreed by Agent) prior to the closing of the proposed Acquisition: (i) a description of the proposed Acquisition; (ii) to the extent available, a due diligence package (including, to the extent available, a quality of earnings report); and (iii) executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (or substantially final drafts thereof), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement, all required regulatory and third party approvals and copies of any environmental assessments;

(b)

the Credit Parties (including any new Subsidiary to the extent required by Section 4.11) shall execute and deliver the agreements, instruments and other documents to the extent required by Section 4.11, including such agreements, instruments and other documents necessary to ensure that Agent receives a first priority perfected Lien in all entities and assets acquired in connection with the Acquisition to the extent required by this Agreement;

(c)	no Event of Default has occurred and is continuing, or would exist after giving pro forma effect to, the proposed Acquisition;

(d)	all transactions in connection with such Acquisition shall be consummated, in all material respects, in accordance with applicable laws;

(e)	the assets acquired in such Acquisition are for use in the same lines of business described on Schedule 5.11 or a line of business reasonably related thereto;

(f)

such Acquisition shall not be hostile and, if applicable, shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of any Person being acquired in such Acquisition;

(g)	no Debt or Liens are assumed or created (other than Permitted Liens and Permitted Debt) in connection with such Acquisition;

(h)

Agent shall have received a certificate of a Responsible Officer of the Borrower Representative demonstrating, on a pro forma basis after giving effect to the consummation of such Acquisition, that Credit Parties are in compliance with the financial covenants set forth in Article 6;

(i)

the total cash consideration paid at the closing (including, without limitation, deferred purchase price, seller notes and other similar liabilities) for all Acquisitions (excluding the Specified Acquisition) consummated in any twelve (12) month period shall not exceed $10,000,000 in the aggregate for all such Acquisitions (the “Acquisition Consideration Cap”); provided, however, that any cash consideration paid in connection with a Permitted Acquisition with identifiable net cash proceeds received by Credit Parties from the issuance of ordinary shares of Oxford Global after the Closing Date (“New Equity Proceeds”) shall not be counted for purposes of calculating the Acquisition Consideration Cap if, in each case, Agent shall have received reasonably satisfactory evidence of Credit Parties receipt of such New Equity Proceeds and that such New Equity Proceeds have not been previously applied to any Permitted Acquisition; and

(j)

Agent has received, prior to the consummation of such Acquisition, updated financial projections, in form and substance reasonably satisfactory to Agent, for the immediately succeeding eighteen (18) months following the proposed consummation of the Acquisition beginning with the month during which the Acquisition is to be consummated (the “Transaction Projections”) and such other evidence as Agent may reasonably request demonstrating that Credit Parties have, immediately before and immediately after giving effect to the consummation of such Acquisition, unrestricted cash in one or more Deposit Accounts, that in each case are subject to a first priority perfected security interest in favor Agent, in an aggregate amount equal to or greater than the positive value of the product of (x) eighteen (18) multiplied by (y) the Monthly Cash Burn Amount, as determined as of the last day of the month immediately preceding such Acquisition.

“Permitted Asset Dispositions” means the following Asset Dispositions, provided, however, that at the time of such Asset Disposition (other than an Asset Disposition pursuant to clause (a) or (b) below), no Event of Default exists or would result from such Asset Disposition:

(a)	dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale;

(b)

dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Credit Party or Subsidiary determines in good faith is no longer used or useful in the business of such Credit Party and its Subsidiaries;

(c)

dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar or better replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(d)	dispositions expressly permitted by Section 5.6;

(e)	dispositions of Accounts to third parties in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business exclusive of factoring or similar arrangements;

(f)	to the extent constituting an Asset Disposition, Permitted Distributions, Permitted Investments and Permitted Liens;

(g)	the abandonment of Intellectual Property rights (other than with respect to any Material Intangible Assets) that is no longer used or useful in the business of the Credit Parties;

(h)	any Permitted License;

(i)

dispositions of assets acquired pursuant to a Permitted Acquisition consummated within 24 months after the date of the Permitted Acquisition so long as (i) the assets to be so disposed are not necessary in connection with the business of the Credit Parties and their Subsidiaries, taken as a whole, (ii) the assets to be so disposed are readily identifiable as assets acquired pursuant to such Permitted Acquisition and (iii) the Credit Parties shall have provided written notice to Agent of its plan to dispose of such assets prior to the applicable Permitted Acquisition;

(j)

disposition of assets (other than Material Intangible Assets) so long as (i) the assets subject to such Asset Dispositions are sold for fair value, as determined by the Borrower in good faith, (ii) at least 75% of the consideration therefor is cash or cash equivalents and (iii) the aggregate amount of such Asset Dispositions in any 12 month period does not exceed $1,000,000; and

(k)	dispositions approved by Agent.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Credit Party or its Subsidiaries to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) such Credit Party’s and its Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) with respect to obligations in excess of $250,000, such Credit Party has given prior written notice to Agent of such Credit Party’s or its Subsidiary’s intent to so contest the obligation; (d) a material portion of the Collateral or any material part thereof or any material interest therein shall not be in any reasonable danger of being sold, forfeited or lost by reason of such contest by such Credit Party or its Subsidiaries; (e) with respect to obligations in excess of $250,000, such Credit Party has given Agent notice of the commencement of such contest and upon request by Agent, from time to time, notice of the status of such contest by such Credit Party and/or confirmation of the continuing satisfaction of this definition; and (f) upon a final determination of such contest, such Credit Party and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means:

(a)	Contingent Obligations arising in respect of the Debt under the Financing Documents;

(b)	Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(c)

Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms);

(d)

Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $250,000 in the aggregate at any time outstanding;

(e)	Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

(f)

Contingent Obligations arising with respect to customary indemnification obligations (i) in favor of purchasers in connection with dispositions of assets permitted under Section 5.6 and (ii) in favor of sellers in connection with acquisitions permitted under Section 5.7;

(g)

so long as there exists no Event of Default both immediately before and immediately after the entry into to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by a Credit Party or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(h)	Contingent Obligations of Credit Parties with respect to obligations of other Credit Parties; provided that the obligation of such other Credit Party is permitted under this Agreement;

(i)

Contingent Obligations of Subsidiaries that are not Credit Parties with respect to obligations of other Subsidiaries that are not Credit Parties; provided that the obligation of such other Subsidiaries is permitted under this Agreement;

(j)	Contingent Obligations of Credit Parties with respect to obligations of Subsidiaries that are not Credit Parties, not to exceed $1,000,000 in the aggregate at any one time outstanding; and

(k)	other Contingent Obligations not permitted by clauses (a) through (i) above, not to exceed $250,000 in the aggregate at any time outstanding.

“Permitted Debt” means:

(a)	any Credit Party’s and their respective Subsidiaries’ Debt to Agent and each Lender under this Agreement and the other Financing Documents;

(b)	Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(c)

purchase money Debt not to exceed $1,000,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment;

(d)	Debt existing on the date of this Agreement and described on Schedule 5.1 and any Permitted Refinancings thereof;

(e)

so long as there exists no Event of Default both immediately before and immediately after the entry into any such transaction, Debt existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by a Credit Party or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(f)	Debt in the form of insurance premiums financed through the applicable insurance company;

(g)	trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business;

(h)	Debt consisting of Permitted Contingent Obligations;

(i)	Debt of a Credit Party owed to another Credit Party;

(j)	Debt of a Subsidiary that is not a Credit Party owed to another Subsidiary that is not a Credit Party;

(k)	Debt of the Credit Parties incurred under the Affiliated Financing Documents;

(l)

Debt of a Subsidiary that is not a Credit Party owed to a Credit Party, to the extent constituting a Permitted Investment of such Credit Party that is permitted by clause (k) of the definition thereof;

(m)	Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business;

(n)	Debt incurred in respect of netting services, overdraft protection and other like services, in each case, incurred in the Ordinary Course of Business;

(o)

Debt in respect of self-insurance obligations, performance bonds, export or import indemnities or similar instruments, customs bonds, surety, appeal or similar bonds and completion guarantees provided by a Credit Party in the Ordinary Course of Business;

(p)

Debt incurred in respect of corporate credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), in each case, incurred in the Ordinary Course of Business in an aggregate amount not to exceed $250,000 outstanding at any time;

(q)

Debt of a Person, in an amount not to exceed $1,000,000 in the aggregate, acquired in a Permitted Acquisition to the extent that such Debt (i) is purchase money Debt (whether in the form of a loan or a lease) used solely to acquire equipment and secured solely by such equipment, (ii) was not incurred in contemplation of or in connection with such Permitted Acquisition and (iii) was in existence on the date of such Permitted Acquisition, and Permitted Refinancings thereof;

(r)	To the extent constituting Debt the “Specified Acquisition Contingent Consideration” (as defined in the Specified Acquisition Side Letter); and

(s)	Subordinated Debt.

“Permitted Distributions” means the following Distributions: (a) dividends by any Subsidiary of any Credit Party to such parent Credit Party or Subsidiary; (b) dividends or distributions payable solely in common stock or other equity interests; and (c) repurchases of stock of former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchase does not exceed $50,000 in the aggregate per fiscal year.

“Permitted Investments” means:

(a)	Investments shown on Schedule 5.7 and existing on the Closing Date;

(b)	cash and cash equivalents;

(c)	Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(d)	Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business;

(e)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(f)

Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (f) shall not apply to Investments of Borrowers in any Subsidiary;

(g)

Investments consisting of deposit accounts in which Agent has a first priority perfected security interest (or which are Excluded Accounts subject to any applicable cap on the amount permitted to be contained therein);

(h)	Permitted Acquisitions;

(i)	the Specified Acquisition;

(j)

Investments by any Credit Party in any Subsidiary now owned or hereafter created by such Credit Party, which Subsidiary (x) is a Borrower or (y) has provided a Guarantee of the Obligations of the Borrowers which Guarantee is secured by a Lien granted by such Subsidiary to Agent in all or substantially all of its property of the type described in Schedule 9.1 hereto and otherwise made in compliance with Section 4.11(d);

(k)

Investments consisting solely of cash and cash equivalents in a Excluded Subsidiary but solely to the extent that the aggregate amount of such Investments with respect to all Excluded Subsidiaries does not, at any time, exceed $1,000,000 in the aggregate in any twelve (12) month period;

(l)	Investments consisting of extensions of credit in the nature of Accounts or notes receivable arising from the grant of trade credit to third parties in the Ordinary Course of Business;

(m)	Permitted Contingent Obligations;

(n)	deposits of cash made to secure performance of obligations contemplated under clause (a), (b) and (q) of the definition of Permitted Liens;

(o)

Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; provided that, for the avoidance of doubt, no further Investments in connection with such acquired Investments shall be permitted by this clause (o);

(p)

so long as there exists no Event of Default both immediately before and immediately after entering into to any such transaction, the entering into any Swap Contract, provided, however, that such Swap Contract is entered into by a Credit Party of Subsidiary thereof in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person and not for purposes of speculation;

(q)	Investments in non-cash consideration received in Permitted Asset Dispositions;

(r)	capital expenditures in the Ordinary Course of Business;

(s)	Investments by any Subsidiary that is not a Credit Party in a Credit Party or any other Subsidiary that is not a Credit Party; and

(t)	other Investments in an amount not exceeding $1,000,000 in the aggregate.

“Permitted License” means any license of or other grant of rights to Intellectual Property of a Credit Party or its Subsidiaries so long as all such Permitted Licenses (a) are granted in the Ordinary Course of Business, are on a non-exclusive basis or on an exclusive basis so long as such exclusive license or grant is limited to geographic areas, particular fields of use or a subset of products or customers, provided, in each case, that such geographic areas, particular fields of use or subset of products or customers are not material to the business of the Credit Parties, and so long as after giving effect to such license or grant, the Credit Parties and their Subsidiaries retain sufficient rights to use the subject Intellectual Property as to enable them to continue to conduct their business in the Ordinary Course of Business, (b) involve Intellectual Property that is not used or no longer useful in the business of the Credit Parties and their Subsidiaries or (c) are entered into in connection with the matter described in Schedule 9.2 on the Closing Date so long as after giving effect to such license or grant, the Credit Parties and their Subsidiaries retain sufficient rights to use the subject Intellectual Property as to enable them to continue to conduct their business in the Ordinary Course of Business.

“Permitted Liens” means:

(a)

deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA or, with respect to any Pension Plan or Multiemployer Plan, the Code) pertaining to a Credit Party’s or its Subsidiary’s employees, if any;

(b)

deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

(c)

carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest;

(d)	Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;

(e)

attachments, appeal bonds, judgments and other similar Liens not constituting an Event of Default under Section 10.1(j); provided that the Borrowing Base shall be revised to reflect any such attachments, appeal bonds, judgments and other similar Liens involving Collateral used in the Borrowing Base immediately following the effectiveness thereof;

(f)

with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair the Credit Parties’ ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of any Credit Party or any Subsidiary and which, in the case of any real estate that is part of the Collateral, are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Agent insuring the lien of the Security Documents;

(g)	Liens and encumbrances in favor of Agent under the Financing Documents;

(h)	Liens existing on the date hereof and set forth on Schedule 5.2;

(i)

any Lien on any equipment securing Debt permitted under clause (c) of the definition of Permitted Debt, provided, however, that such Lien attaches concurrently with or within twenty (20) days after the acquisition thereof;

(j)	customary Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law or in the Ordinary Course of Business, encumbering deposits;

(k)

the interests of lessors or sublessors under operating leases and licensors or sublicensors under license agreements to the extent such license or sublicense is otherwise permitted pursuant to the terms of this Agreement;

(l)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(m)	to the extent constituting a Lien, a Permitted License;

(n)	financing statements filed under the UCC or other similar filing for precautionary purposes in connection with operating leases or consignment of goods in the Ordinary Course of Business;

(o)	Liens in the nature of customary rights of setoff in favor of counterparties to contractual agreements entered into in the Ordinary Course of Business;

(p)	Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums;

(q)

Liens on up to $250,000 of cash or cash equivalents securing Debt permitted by clause (p) of the definition of Permitted Debt; provided that such cash and cash equivalents are held in segregated cash collateral accounts;

(r)	Liens permitted by clause (q) of the definition of Permitted Debt;

(s)

Liens solely on any cash earnest money deposits made by a Credit Party or any of its Subsidiaries, in an amount not to exceed $1,000,000, in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition; and

(t)	Liens and encumbrances in favor of the holders of the Affiliated Financing Documents.

“Permitted Modifications” means (a) such amendments or other modifications to a Credit Party’s or Subsidiary’s Organizational Documents as are required under this Agreement or by applicable Law and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective, and (b) such amendments or modifications to a Credit Party’s or Subsidiary’s Organizational Documents (other than those involving a change in the name of a Credit Party or Subsidiary or involving a reorganization of a Credit Party or Subsidiary under the laws of a different jurisdiction) that would not adversely affect the rights and interests of Agent or Lenders and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective.

“Permitted Refinancing” means Debt constituting a refinancing, replacement or extension of Debt and that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Debt being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Debt being refinanced or extended, (c) is not secured by a Lien on any assets other than the collateral securing the Debt being refinanced or extended, and (d) the obligors of which are the same as the obligors of the Debt being refinanced or extended.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Prepayment Fee” has the meaning set forth in Section 2.2.

“Products” means, from time to time, any Medical Devices manufactured, sold, developed, tested or marketed, or any LDTs or other laboratory services developed, performed, or offered, by any Credit Party or any of its Subsidiaries, including without limitation, those products or services set forth on Schedule 8.2(a); provided, that, for the avoidance of doubt, any new Medical Device, LDT or other laboratory testing service not disclosed on Schedule 8.2(a) shall still constitute a “Product” as herein defined.

“Pro Rata Share” means (a) with respect to a Lender’s obligation to make advances in respect of each of the Term Loans and such Lender’s right to receive payments of principal and interest with respect to the Term Loans, the Term Loan Commitment Percentage of such Lender in respect of such Term Loan, and (b) for all other purposes (including, without limitation, the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (i) the Term Loan Commitment Amount of such Lender (or, in the event the Term Loan Commitment shall have been terminated, such Lender’s then outstanding principal advances of such Lender under the Term Loan), by (ii) the sum of the Term Loan Commitment (or, in the event the Term Loan Commitment shall have been terminated, the then outstanding principal advances of such Lenders under the Term Loan) of all Lenders.

“QSR” means FDA’s Quality System Regulation as set forth in 21 C.F.R. Part 820.

“Recall” means a Person’s Removal or Correction of a marketed product that the FDA or any foreign equivalent thereof considers to be in violation of the laws it administers and against which the FDA or any foreign equivalent thereof would initiate legal action, e.g., seizure.

“Registered Intellectual Property” means any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

“Regulatory Reporting Event” has the meaning set forth in Section 4.17.

“Regulatory Required Permit” means any and all licenses, approvals and permits issued by the FDA, CMS, or any other applicable Governmental Authority (including any foreign Governmental Authority) necessary for the testing, manufacture, marketing or sale of any Medical Device or the provision of any LDT or other laboratory testing service by any applicable Credit Party(ies) and its Subsidiaries as such activities are being conducted by such Credit Party and its Subsidiaries and establishment registrations under 21 U.S.C. § 360, and those issued by State governments or foreign governments for the conduct of any Credit Party’s or any Subsidiary’s business.

“Removal” means the physical removal of a Medical Device to some other location for repair, modification, adjustment, relabeling, destruction, or inspection.

“Required Lenders” means at any time Lenders holding (a) fifty-one percent (51%) or more of the sum of the Term Loan Commitment (taken as a whole), or (b) if the Term Loan Commitment has been terminated, fifty-one percent (51%) or more of the then aggregate outstanding principal balance of the Loans.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer, Controller or any other officer of the applicable Credit Party reasonably acceptable to Agent.

“Revolving Loans” has the meaning set forth in the Affiliated Credit Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Credit Party.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, any applicable Credit Party and each securities intermediary in which such Credit Party maintains a Securities Account in the United States pursuant to which Agent shall obtain “control” (as defined in Article 9 of the UCC) over such Securities Account.

“Security Agent” has the meaning given to it in the UK Security Documents.

“Security Document” means this Agreement, the UK Guarantor Security Agreement, the UK Security Documents and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its debts and liabilities (including subordinated and Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

“Specified Acquisition” means the “Specified Acquisition” as defined in the Specified Acquisition Side Letter.

“Specified Acquisition Side Letter” means that certain Side Letter dated as of the date hereof, by and between the Borrower Representative and Agent.

“Stated Rate” has the meaning set forth in Section 2.7.

“Subordinated Debt” means any Debt of any Credit Party incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there is no Subordinated Debt.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there are no Subordinated Debt Documents.

“Subordination Agreement” means any agreement between Agent and another creditor of a Credit Party, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Credit Party(ies) and/or the Liens securing such Debt granted by any Credit Party(ies) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Credit Party.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by a Credit Party to provide protection against fluctuations in interest or currency exchange rates, but only if Agent provides its prior written consent to the entry into such “swap agreement”.

“Taxes” has the meaning set forth in Section 2.8.

“Termination Date” means the earlier to occur of (a) the Maturity Date, (b) any date on which Agent accelerates the maturity of the Loans pursuant to Section 10.2, or (c) the termination date stated in any notice of termination of this Agreement provided by Borrowers in accordance with Section 2.12.

“Term Loan” means, collectively, Term Loan Tranche 1 and Term Loan Tranche 2.

“Term Loan Tranche 1” has the meaning set forth in Section 2.1(a)(i)(A)

“Term Loan Tranche 1 Commitment Amount” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Annex A hereto under the caption “Term Loan Tranche 1 Commitment Amount”, as amended from time to time to reflect any permitted and effective assignments and as such amount may be reduced or terminated pursuant to this Agreement.

“Term Loan Tranche 1 Commitments” means the sum of each Lender’s Term Loan Tranche 1 Commitment Amount.

“Term Loan Tranche 2” has meaning set forth in Section 2.1(a)(ii)(B).

“Term Loan Tranche 2 Activation Date” means the date, if any, on which Agent and Lenders consent to a written request from Borrower to activate the Term Loan Tranche2 Commitment in accordance with the terms of this Agreement; provided, however, Agent and Lenders shall have no obligation whatsoever to consent to any requested activation of the Term Loan Tranche 2 Commitment and the written consent of Agent and all Lenders shall be required in order to activate the Term Loan Tranche 2 Commitment.

“Term Loan Tranche 2 Commitment Amount” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Annex A hereto under the caption “Term Loan Tranche 2 Commitment Amount”, as amended from time to time to reflect any permitted and effective assignments and as such amount may be reduced or terminated pursuant to this Agreement.

“Term Loan Tranche 2 Commitments” means the sum of each Lender’s Term Loan Tranche 2 Commitment Amount.

“Term Loan Commitment Amount” means, with respect to each Lender, the sum of such Lender’s Term Loan Tranche 1 Commitment Amount and Term Loan Tranche 2 Commitment Amount.

“Term Loan Commitment Percentage” means, as to any Lender with respect to each of such Lender’s Term Loan Commitments, (a) on the Closing Date with respect to each tranche of the Term Loan, the applicable percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Tranche 1 Commitment Percentage” and “Term Loan Tranche 2 Commitment percentage”, (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, as applicable to each tranche of Term Loan, the percentage equal to (i) the Term Loan Tranche 1 Commitment of such Lender on such date divided by the aggregate Term Loan Tranche 1 Commitments on such date or (ii) the Term Loan Tranche 2 Commitment of such Lender on such date divided by the aggregate Term Loan Tranche 2 Commitments on such date.

“Term Loan Commitments” means the Term Loan Tranche 1 Commitments and the Term Loan Tranche 2 Commitments. For the avoidance of doubt, the aggregate Term Loan Commitments of all Lenders on the Closing Date shall be $40,000,000.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“UK Debenture” means each English law-governed debenture entered into by a UK Guarantor or any other Credit Party, as may be applicable from time to time, including without limitation the Closing Date UK Debenture.

“UK Guarantor Security Agreement” means that certain Security Agreement dated as of the date hereof, by and among UK Guarantors and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“UK Guarantors” means, collectively, Oxford Immunotec Global PLC, Oxford Immunotec Limited and each other Guarantor party hereto, from time to time, organized under the laws of England and Wales.

“UK Security Documents” means each UK Debenture and each UK Share Charge and any other agreement, deed, document or instrument governed by English law and executed concurrently herewith or at any time hereafter and granted by a UK Guarantor or any other Credit Party, as may be applicable from time to time in favor of Agent for its own benefit and the benefit of the Lenders, that creates a Lien over all or any of the assets of such UK Guarantor or Credit Party, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“UK Share Charge” means each English law-governed share charge entered into by a UK Guarantor or any other Credit Party, as may be applicable from time to time.

“United States” means the United States of America.

“U.S. Credit Party” means each Credit Party that is incorporated in the United States.

Section 1.2     Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Credit Party and its Consolidated Subsidiaries delivered to Agent and each of the Lenders on or prior to the Closing Date; provided that the preceding sentence the adoption by the Credit Parties of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and the preparation of financial statements consistent therewith shall be deemed to be so consistent. If at any time any change in GAAP (other than the adoption by the Credit Parties of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606)) would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to the adoption by the Credit Parties of ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

Section 1.3     Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All references herein to times of day shall be references to daylight or standard time, as applicable.

Article 2 - LOANS

Section 2.1     Loans.

(a)     Term Loans.

(i)     Term Loan Amounts.

(A)     On the terms and subject to the conditions set forth herein and in the other Financing Documents, each Lender with a Term Loan Tranche 1 Commitment severally hereby agrees to make to Borrowers a term loan on the Closing Date in an original aggregate principal amount equal to the Term Loan Tranche 1 Commitment (the “Term Loan Tranche 1”). Each such Lender’s obligation to fund the Term Loan Tranche 1 shall be limited to such Lender’s Term Loan Tranche 1 Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded.

(B)     On the terms and subject to the conditions set forth herein and in the other Financing Documents, each Lender with a Term Loan Tranche 2 Commitment severally hereby agrees to make to Borrowers a term loan on a Business Day occurring on or after the Term Loan Tranche 2 Activation Date in an original aggregate principal amount equal to the Term Loan Tranche 2 Commitment (the “Term Loan Tranche 2”). Each such Lender’s obligation to fund the Term Loan Tranche 2 shall be limited to such Lender’s Term Loan Tranche 2 Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded.

(C)     No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time. The Term Loan may be funded in two advances in an aggregate amount not to exceed the Term Loan Commitments. Borrowers shall deliver to Agent a Notice of Borrowing with respect to each proposed Term Loan advance, such Notice of Borrowing to be delivered, (i) in the case of a Term Loan Tranche 1 borrowing, no later than 9:00 A.M. (Eastern time) on the day of such proposed borrowing or (ii) in the case of a Term Loan Tranche 2 borrowing, no later than noon (Eastern time) fifteen (15) Business Days (or such shorter period as may be agreed by Agent and the Lenders) prior to such proposed borrowing.

(ii)     Scheduled Repayments; Mandatory Prepayments; Optional Prepayments.

(A)     There shall become due and payable, and Borrowers shall repay each Term Loan through, scheduled payments as set forth on Schedule 2.1 attached hereto. Notwithstanding the payment schedule set forth above, the outstanding principal amount of each Term Loan shall become immediately due and payable in full on the Termination Date.

(B)     There shall become due and payable and Borrowers shall prepay the Term Loan in the following amounts and at the following times:

(i)     Unless Agent shall otherwise consent in writing, on the date on which any Credit Party (or Agent as loss payee or assignee) receives any casualty proceeds in cash in excess of $250,000 in any 12 month period with respect to assets upon which Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses, taxes and repayment of secured debt permitted under the definition of Permitted Debt and encumbering the property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations;

(ii)     an amount equal to any interest that is deemed to be in excess of the Maximum Lawful Rate (as defined below) and is required to be applied to the reduction of the principal balance of the Loans by any Lender as provided for in Section 2.7;

(iii)     unless Agent shall otherwise consent in writing, upon receipt by any Credit Party of the cash proceeds of any Asset Disposition that is not made in the Ordinary Course of Business (other than Asset Dispositions described in clauses (d), (f), (h), and (i) of the definition of Permitted Asset Dispositions), in an aggregate amount in excess of $250,000 in any 12 month period, an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses, taxes and repayment of secured debt permitted under clause (c) of the definition of Permitted Debt and encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations;

(iv)     unless Agent shall otherwise consent in writing, upon receipt by any Credit Party of the proceeds from the incurrence of Debt or issuance and sale of any Debt or equity securities, in each case, to the extent not permitted hereunder, an amount equal to one hundred percent (100%) of such proceeds, or such lesser portion as Agent shall elect to apply to the Obligations; and

(v)     upon the termination of all Revolving Loan Commitments (as defined in the Affiliated Credit Agreement) and the payment of the then existing aggregate outstanding principal amount of the Revolving Loans, the aggregate outstanding Obligations.

Notwithstanding the foregoing and so long as no Event of Default or Default then exists, (1) any such casualty proceeds in excess of $250,000 in any 12 month period may be used by Borrowers within one hundred eighty (180) days from the receipt of such proceeds to replace or repair any assets in respect of which such proceeds were paid and (2) proceeds of personal property asset dispositions that are not made in the Ordinary Course of Business in excess of $250,000 in any 12 month period and otherwise required to be applied pursuant to clause (ii)(B)(iii) above may be used by Borrowers within one hundred eighty (180) days from the receipt of such proceeds to purchase new or replacement assets of comparable value.

(C)     Borrowers may from time to time, with at least ten (10) Business Days prior written notice (which notice may be conditioned on the closing of a refinancing or other applicable transaction), prepay the Term Loan in whole but not in part (other than mandatory partial prepayments required under this Agreement); provided, however, that each such prepayment shall be accompanied by all prepayment fees, exit fees and any other applicable fees required hereunder.

(ii)     All Prepayments. Except as this Agreement may specifically provide otherwise, all prepayments of the Term Loan shall be applied by Agent to the Obligations in inverse order of maturity. The monthly payments required under Schedule 2.1 shall continue in the same amount (for so long as the Term Loan and/or (if applicable) any advance thereunder shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Term Loan. Notwithstanding anything to the contrary contained in the foregoing, in the event that there have been multiple advances under the Term Loan each of which such advances has a separate amortization schedule of principal payments under Schedule 2.1 attached hereto, each prepayment of the Term Loan shall be applied by Agent to reduce and prepay the principal balance of the earliest-made advance then outstanding in the inverse order of maturity of the scheduled payments with respect to such advance until such earliest-made advance is paid in full (and to the extent the total amount of any such partial prepayment shall exceed the outstanding principal balance of such earliest-made advance, the remainder of such prepayment shall be applied successively to the remaining advances under the Term Loan in the direct order of the respective advance dates in the manner provided for in this sentence).

(iii)     LIBOR Rate.

(A)      Except as provided in subsection (C) below, the Term Loan shall accrue interest at the LIBOR Rate plus the Applicable Margin.

(B)     The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon the LIBOR Rate; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (I) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (II) repay the Loans bearing interest based upon the LIBOR Rate with respect to which such adjustment is made.

(C)     In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to maintain Loans bearing interest based upon the LIBOR Rate or to continue such maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender, (I) in the case of the pro rata share of the Term Loan held by such Lender and then outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such portion of the Term Loan, and interest upon such portion thereafter shall accrue interest at the Base Rate plus the Applicable Margin, and (II) such portion of the Term Loan shall continue to accrue interest at the Base Rate plus the Applicable Margin until such Lender determines that it would no longer be unlawful or impractical to maintain such Term Loan at the LIBOR Rate.

(D)     Anything to the contrary contained herein notwithstanding, neither Agent nor any Lender is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate.

Section 2.2     Interest, Interest Calculations and Certain Fees.

(a)     Interest. From and following the Closing Date, except as expressly set forth in this Agreement, Loans and the other Obligations shall bear interest at the sum of the LIBOR Rate plus the Applicable Margin. Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise.

(b)     Reserved.

(c)     Fee Letter. In addition to the other fees set forth herein, the Borrowers agree to pay Agent the fees set forth in the Fee Letter.

(d)     Reserved.

(e)     Reserved.

(f)     Origination Fee. Contemporaneous with Borrowers’ execution of this Agreement, Borrowers shall pay Agent, for its own account and not for the benefit of any other Lenders, a fee in an amount equal to the aggregate amount of the Term Loan Tranche 1 Commitments multiplied by one half of one percent (0.5%). Contemporaneous with the Term Loan Tranche 2 Activation Date, Borrowers shall pay Agent, for its own account and not for the benefit of any other Lenders, a fee in an amount equal to the aggregate amount of the Term Loan Tranche 2 Commitments multiplied by one half of one percent (0.5%). All fees payable pursuant to this paragraph shall be deemed fully earned when due and payable and non-refundable.

(g)     Reserved.

(h)     Exit Fee. Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Term Loan advances of such tranche of Term Loans, as compensation for the costs of making funds available to Borrowers under this Agreement an exit fee (the “Exit Fee”) calculated in accordance with this subsection and upon the date or dates required under this subsection. The Exit Fee shall be an amount equal to six percent (6.0%) multiplied by the aggregate principal amount of all Term Loans advanced to Borrower under this Agreement. Upon any repayment of any portion of any Term Loan (whether voluntary, involuntary or mandatory) other than scheduled amortization payments (if any) and the final payment of principal in respect of any tranche of any Term Loans, a portion of the Exit Fee shall be due in the following amount: that percentage which is obtained by dividing the amount prepaid by the then outstanding principal balance of such tranche of Term Loans. Any remaining unpaid amount of the Exit Fee shall be due and payable on the Termination Date. All fees payable pursuant to this paragraph shall be deemed fully accrued and earned as of the Closing Date.

(i)     Prepayment Fee. If any advance under the Term Loan is prepaid at any time, in whole or in part, for any reason (whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default or the acceleration of the Term Loan, or otherwise), or if the Term Loan shall become accelerated and due and payable in full, or if the Lenders’ funding obligations in respect of any unfunded portion of the Term Loan shall terminate prior to the Maturity Date, Borrowers shall pay to Agent, for the benefit of all Lenders, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection. The Prepayment Fee in respect of the Term Loan Tranche 1 shall be equal to an amount determined by multiplying the amount being prepaid (or required to be prepaid, if such amount is greater) by the following applicable percentage amount: (x) three percent (3.0%) for the first year following the Closing Date, (y) two percent (2.0%) for the second year following the Closing Date and (z) one percent (1.0%) thereafter. The Prepayment Fee in respect of the Term Loan Tranche 2 shall be equal to an amount determined by multiplying the amount being prepaid (or required to be prepaid, if such amount is greater) by the following applicable percentage amount: (x) three percent (3.0%) for the first year following the date on which the Term Loan Tranche 2 is funded, (y) two percent (2.0%) for the second year following the date on which the Term Loan Tranche 2 is funded and (z) one percent (1.0%) thereafter. The Prepayment Fee shall not apply to or be assessed upon any prepayment made by Borrowers if such payments were required by Agent to be made pursuant to Section 2.1(a)(ii)(B) subpart (i) (relating to casualty proceeds), or subpart (ii) (relating to payments exceeding the Maximum Lawful Rate). All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

(j)     Agency Fee. On the Closing Date and on each annual anniversary of the Closing Date (it being understood, for the avoidance of doubt, that, unless the Maturity Date is extended, the Agency Fee shall be payable no more than five (5) times during the life of the loan), Borrowers shall pay Agent, for its own account and not for the benefit of any other Lenders, an administrative fee of $75,000; provided that, upon the occurrence of the Term Loan Tranche 2 Activation Date, such administrative fee shall be $100,000. The administrative fee shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.

(k)     Audit Fees. Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to Borrowers. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrowers shall not be required to reimburse Agent for more than two (2) audits per fiscal year (it being understood and agreed that the borrowing base audit conducted prior to the Closing Date for purposes of the Affiliated Credit Agreement shall represent an audit for fiscal year 2016); provided, however, if Borrowers have previously reimbursed the agent under the Affiliated Credit Agreement for two (2) audits in the applicable fiscal year, Borrowers shall not be required to reimburse Agent for any such audits conducted hereunder unless an Event of Default has occurred and is continuing.

(l)     Wire Fees. Borrowers shall pay to Agent, for its own account and not for the account of any other Lenders, on written demand, fees for incoming and outgoing wires made for the account of Borrowers, such fees to be based on Agent’s then current wire fee schedule (available upon written request of the Borrowers).

(m)     Late Charges. If payments of principal (other than a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to two percent (2.0%) of each delinquent payment.

(n)     Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.

(o)     Automated Clearing House Payments. If Agent so elects, monthly payments of principal, interest, fees, expenses or any other amounts due and owing from Borrower to Agent hereunder shall be paid to Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

Section 2.3     Notes. The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Term Loan Commitments.

Section 2.4     Reserved.

Section 2.5     Reserved.

Section 2.6     General Provisions Regarding Payment; Loan Account.

(a)     All payments to be made by each Credit Party under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on such date, and any payments received in the Payment Account at or after 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on the next succeeding Business Day.

(b)     Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless any Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

Section 2.7     Maximum Interest. In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.8     Taxes; Capital Adequacy.

(a)     All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property, value added or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding withholding tax imposed under FATCA and taxes imposed on or measured by Agent’s or any Lender’s net income by the jurisdictions under which Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by any Credit Party hereunder is required in respect of any Taxes pursuant to any applicable Law, then Credit Parties will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes Credit Parties will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent or such Lender first made written demand therefor.

(b)     If any Credit Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Credit Parties shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(c)     Each Lender that is not U.S. person as defined in Section 7701(a)(30) of the Code and (A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Agent one or more (as Borrowers or Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(d)     If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), the Credit Parties shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(e)     If any Lender requires compensation under Section 2.8(d), or requires any Credit Party to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(f)     If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Section 2.9     Appointment of Borrower Representative.

(a)     Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Notices of Borrowing, give instructions with respect to the disbursement of the proceeds of the Loans , giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Financing Documents. Agent and Lenders may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, , in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b)     Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.9. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower, shall be remitted or issued to or for the account of such Borrower.

(c)     Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent, Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Documents.

(d)     Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.

(e)     No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the retiring Borrower Representative and the term “Borrower Representative” shall mean such successor Borrower Representative for all purposes of this Agreement and the other Financing Documents, and the retiring or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

Section 2.10     Joint and Several Liability; Rights of Contribution; Subordination and Subrogation.

(a)     Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

(b)     Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the Liens granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Agent, Lenders and each Borrower agree that if the liability of a Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

(c)     Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of any Borrower hereunder, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) take and hold any Collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such Collateral; (v) apply any such Collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all guarantor and surety defenses being hereby waived by each Borrower. Without limitations of the foregoing, with respect to the Obligations, each Borrower hereby makes and adopts each of the agreements and waivers set forth in each Guarantee, the same being incorporated hereby by reference. Except as specifically provided in this Agreement or any of the other Financing Documents, Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Agent shall determine, in its sole discretion, without affecting the validity or enforceability of the Obligations of the other Borrower.

(d)     Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

(e)     Borrowers hereby agree, as between themselves, that to the extent that Agent, on behalf of Lenders, shall have received from any Borrower any Recovery Amount (as defined below), then the paying Borrower shall have a right of contribution against each other Borrower in an amount equal to such other Borrower’s contributive share of such Recovery Amount; provided, however, that in the event any Borrower suffers a Deficiency Amount (as defined below), then the Borrower suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other Borrowers in an amount equal to the Deficiency Amount; and provided, further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Borrower equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance. Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other Guarantor under any Guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property. The right of each Borrower to receive any contribution under this Section 2.10(e) or by subrogation or otherwise from any other Borrower shall be subordinate in right of payment to the Obligations and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until the Obligations have been indefeasibly paid and satisfied in full, and no Borrower shall exercise any right or remedy with respect to this Section 2.10(e) until the Obligations have been indefeasibly paid and satisfied in full. As used in this Section 2.10(e), the term “Recovery Amount” means the amount of proceeds received by or credited to Agent from the exercise of any remedy of the Lenders under this Agreement or the other Financing Documents, including, without limitation, the sale of any Collateral. As used in this Section 2.10(e), the term “Deficiency Amount” means any amount that is less than the entire amount a Borrower is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Borrowers in respect of any Recovery Amount attributable to the Borrower entitled to contribution, until the Deficiency Amount has been reduced to Zero Dollars ($0) through contributions and reimbursements made under the terms of this Section 2.10(e) or otherwise.

Section 2.11     Reserved.

Section 2.12     Termination; Restriction on Termination.

(a)     Termination by Lenders. In addition to the rights set forth in Section 10.2, Agent may, and at the direction of Required Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

(b)     Termination by Borrowers. Upon at least ten (10) Business Days’ prior written notice (or such shorter period as may be agreed by Agent) and pursuant to payoff documentation in form and substance satisfactory to Agent and Lenders, Borrower may, at its option, terminate this Agreement; provided, however, that no such termination shall be effective until Borrowers have complied with Section 2.2 and the terms of any fee letter. Any notice of termination given by Borrowers shall be irrevocable (but may be conditioned on a the closing of a refinancing or other applicable transaction) unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans on or after the termination date stated in such notice (unless the conditions set forth in such notice are not satisfied). Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

(c)     Effectiveness of Termination. All of the Obligations shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of the Credit Parties contained in the Financing Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Financing Documents notwithstanding such termination until all Obligations and Affiliated Obligations (other than inchoate indemnification obligations for which no claim has been asserted) have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.2(h) and the terms of any fee letter resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from any Credit Party or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement reasonably satisfactory to Agent, executed by the Credit Parties and by any Person whose loans or other advances to the Credit Parties are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

Article 3 - REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Credit Party hereby represents and warrants to Agent and each Lender that:

Section 3.1     Existence and Power. Each Credit Party (a) is an entity as specified on Schedule 3.1, (b) is duly organized, validly existing and, where the jurisdiction in which such entity is incorporated has a concept of good standing, is in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, (c) has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, (d) has all powers to own its assets and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect, and (e) is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (x) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (y) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2     Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) require no further action by or in respect of, or filing with, any Governmental Authority except for the filings necessary to perfect the Liens created by the Operative Documents or other filings contemplated therein and (d) do not violate, conflict with or cause a breach or a default under (i) any Law applicable to any Credit Party in any material respect, (ii) any of the Organizational Documents of any Credit Party, or (iii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (iii), reasonably be expected to have a Material Adverse Effect.

Section 3.3     Binding Effect.

(a)     Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(b)     Each UK Security Document to which it is a party creates the security interests which that UK Security Document purports to create and, subject to any necessary registration pursuant to the terms of the UK Security Documents, those security interests are valid and effective. The choice of governing law of the Financing Documents will be recognized and enforced in its relevant jurisdiction. Any judgment obtained in relation to a Financing Document in the jurisdiction of the governing law of that Financing Document will be recognized and enforced in its relevant jurisdictions.

Section 3.4     Capitalization. The authorized equity securities of each of the Credit Parties as of the Closing Date are as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Permitted Liens) other than those in favor of Agent for the benefit of Agent and Lenders, and such equity securities were issued in all material respects in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties (other than Oxford Global) and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

Section 3.5     Financial Information. The consolidated balance sheet, cash flow and income statements for the fiscal year ended December 31, 2015 and for the fiscal quarters ended March 31, 2016 and June 30, 2016 delivered to Agent and the quarterly and annual financial statements delivered to Agent after the date hereof pursuant to Section 4.1 fairly present in all material respects the financial position of such Credit Parties and their Subsidiaries, taken as a whole as of the dates set forth therein in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). Since December 31, 2015, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Credit Parties, taken as a whole.

Section 3.6     Litigation. Except as set forth on Schedule 3.6 as of the Closing Date, there is no Litigation pending against, or to such Credit Party’s knowledge threatened in writing against, any Credit Party or, to such Credit Party’s knowledge, any party to any Operative Document other than a Credit Party, that could reasonably be expected to result in a judgment against the company for an amount in excess of $1,000,000. There is no Litigation pending that could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

Section 3.7     Ownership of Property. Each Credit Party and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all material properties, accounts and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person.

Section 3.8     No Default. No Event of Default, or to such Credit Party’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 3.9    Labor Matters. As of the Closing Date, there are no strikes or other material labor disputes pending or, to any Credit Party’s knowledge, threatened in writing against any Credit Party. Except as could not reasonably be expected to have a Material Adverse Effect, hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, except as could not reasonably be expected to (a) have a Material Adverse Effect or (b) result in any Lien upon a material portion of the assets of any such Credit Party. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which a Credit Party is bound.

Section 3.10    Regulated Entities. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11    Margin Regulations. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12     Compliance With Laws; Anti-Terrorism Laws.

(a)     Each Credit Party is in compliance with the requirements of all applicable Laws, except for noncompliance which could not reasonably be expected to have a Material Adverse Effect.

(b)     None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Section 3.13     Taxes. All U.S. federal, UK, and other material state, foreign and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all material Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all material state and local sales and use Taxes required to be paid by each Credit Party have been paid. All material federal, state and foreign returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the material amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made. Under the laws of England and Wales, it is not necessary that the Financing Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Financing Documents or the transactions contemplated by the Financing Documents except: (x) registration of particulars of the UK Security Documents at the Companies Registration Office in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees; and (y) registration of particulars of certain Intellectual Property secured pursuant to the terms of the UK Security Documents at the Trade Marks Registry at the Patent Office in England and Wales and payment of associated fees; each of which registrations, filings, taxes and fees will be made promptly after the date of the relevant UK Security Document.

Section 3.14     Compliance with ERISA.

(a)     Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the United States Internal Revenue Service which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b)     Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Credit Party to whom ERISA applies and each Subsidiary to whom ERISA applies is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Closing Date or the making of any Loan (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code and no event has occurred that could reasonably be expected to give rise to a Lien under Section 4068 of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Credit Party of any material liability (other than with respect to funding or making contributions to such plan), fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15    Consummation of Operative Documents; Brokers. Except for fees payable to Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith.

Section 3.16     Reserved.

Section 3.17     Material Contracts. Except for the Operative Documents and the agreements set forth on Schedule 3.17, as of the Closing Date there are no Material Contracts. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party), except for such Material Contracts the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 3.18     Compliance with Environmental Requirements; No Hazardous Materials. Except in each case as set forth on Schedule 3.18:

(a)     Except as could not reasonably be expected to have a Material Adverse Effect, no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Credit Party’s knowledge, threatened in writing by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and

(b)     no property now owned or leased by any Credit Party and, to the knowledge of each Credit Party, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Credit Party’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Credit Party, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA which claims could reasonably be expected to have a Material Adverse Effect.

For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

Section 3.19    Intellectual Property and License Agreements. A list of all Registered Intellectual Property (other than any Registered Intellectual Property that is not, individually or in the aggregate, material to the business of the Credit Parties) of each Credit Party that is registered in the United States, England or Wales or any other material foreign jurisdiction, all material in-bound license or sublicense agreements, material exclusive out-bound license or sublicense agreements (but excluding in-bound licenses of over-the-counter software that is commercially available to the public), as of the Closing Date and, as updated pursuant to Section 4.15 or 4.16, is set forth on Schedule 3.19. Except for Permitted Licenses and the licenses set forth on Schedule 3.19, each Credit Party is the sole owner of its material Intellectual Property free and clear of any Liens (other than Permitted Liens). No part of the Material Intangible Assets has been judged invalid or unenforceable, in whole or in part, and to the Credit Parties’ knowledge, no claim has been made that any part of the Intellectual Property infringes upon the rights of any third party, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

Section 3.20     Solvency.

(a)     After giving effect to the Loan advance and the liabilities and obligations of each Credit Party under the Operative Documents, each Borrower is Solvent (after giving effect to all rights of such Borrower arising by virtue of Section 2.10(b) and (e) of the Credit Agreement and any other rights of contribution or similar rights of such Person) and the Credit Parties and their Subsidiaries, on a consolidated basis, are Solvent.

(b)     In respect of the a UK Guarantor, none of the matters set out in Clause 18 of the Closing Date UK Debenture has occurred, is contemplated or (to its knowledge) had been threatened, as set out therein.

Section 3.21     Full Disclosure. None of the material written information (financial or otherwise), other than projections and any information of a general economic or industry specific nature, furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, when taken together with all such other information, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders by the Credit Parties (or their agents) have been prepared on the basis of the assumptions stated therein. Such projections represent each Credit Party’s best estimate of such Credit Party’s future financial performance and such assumptions are believed by such Credit Party to be fair and reasonable in light of current business conditions; provided, however, that projections are as to future events and are not to be viewed as facts, projections are subject to significant uncertainties and contingencies, the Credit Parties can give no assurance that such projections will be attained and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 3.22     Interest Rate. The rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any usury or other law or applicable Laws, any of the Organizational Documents, or any of the Operative Documents.

Section 3.23    Subsidiaries. The Credit Parties do not own any stock, partnership interests, limited liability company interests or other equity securities or Subsidiaries except for Permitted Investments.

Section 3.24     Reserved.

Section 3.25     Accuracy of Schedules. All information set forth in the Schedules to this Agreement (including Schedule 3.19 and Schedule 8.2(a)) is true, accurate and complete in all material respects as of the Closing Date, the date of delivery of the last Compliance Certificate and any other subsequent date in which any Credit Party is requested to update such Schedules.

Section 3.26     Centre of Main Interests and establishment for UK Guarantors.

(a)     Each UK Guarantor’s “centre of main interests” (as that term is used in Article 3(1) of The Council of European Union No 1346/2000 on Insolvency Proceedings (the “Regulation”)) is situated in its jurisdiction of incorporation.

(b)     No UK Guarantor has “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 3.27     FCPA and Anti-Corruption Law. For the immediately preceding five year period, neither the Credit Parties nor any of their respective Subsidiaries nor, to the knowledge of any Responsible Officer of any Credit Party, any director, officer, agent, employee or other Person acting in such capacity on behalf of any Credit Party or any of their respective Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption law, in each case, in any material respect.  No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA. Each Credit Party has conducted its businesses in compliance with applicable anti-corruption laws, in all material respects, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 3.28     Pensions. None of the Credit Parties nor any of their Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act), nor is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act) such an employer.

Section 3.29     Dormant Subsidiaries.

(a)     Oxford Diagnostics Laboratories (UK) Limited is a Dormant Subsidiary.

(b)     Except as may arise under the Financing Documents, no Dormant Subsidiary has traded or incurred any liabilities or commitments (actual or contingent, present or future).

Article 4 - AFFIRMATIVE COVENANTS

Each Credit Party agrees that, so long as any Credit Exposure exists:

Section 4.1     Financial Statements and Other Reports. Each Credit Party will deliver to Agent: (a) as soon as available, but no later than forty-five (45) days (or, if Oxford Global has filed Form 12b-25 with the SEC with respect to such fiscal quarter, no later than sixty (60) days) after the last day of each of Oxford Global’s fiscal quarters (other than the last fiscal quarter of each fiscal year), a company prepared consolidated balance sheet, cash flow and income statement covering the Credit Parties’ and their Consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP, consistently applied, certified by a Responsible Officer and in a form reasonably acceptable to Agent; (b) [reserved]; (c) as soon as available, but no later than ninety (90) days (or, if Oxford Global has filed Form 12b-25 with the SEC with respect to such fiscal year, no later than one hundred and twenty (120) days) after the last day of Oxford Global’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion (it being understood that Ernst & Young LLP is acceptable to Agent); (d) within five (5) Business Days of delivery or filing thereof, copies of all material statements, reports and notices made available to Oxford Global’s security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by any Credit Party with any stock exchange on which any securities of any Credit Party are traded and/or the SEC; (e) a prompt written report of any new legal actions pending or threatened against any Credit Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Credit Party or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more; provided that no information shall be required to be disclosed that would risk the forfeiture of attorney client privilege with respect to such document, but only to the extent that such Credit Party has taken all actions reasonably requested by Agent to allow access to such document without otherwise forfeiting such privilege; (f) within 60 days after the start of each fiscal year, projections for the forthcoming two fiscal years, on a quarterly basis for the current year and on an annual basis for the subsequent year; and (g) promptly (and in any event within 10 days of any request therefor) such readily available other budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Credit Parties, their business and the Collateral as Agent may from time to time reasonably request; provided, however, that reporting related to Regulatory Required Permits and/or Regulatory Reporting Events shall be governed by Section 4.17. Each Credit Party will, (x) within forty-five (45) days (or, if Oxford Global has filed Form 12b-25 with the SEC with respect to such fiscal quarter, no later than sixty (60) days) after the last day of each of Oxford Global’s fiscal quarters (other than the last fiscal quarter of each fiscal year), deliver to Agent with the quarterly financial statements described in clause (a) above and (y) within ninety (90) days (or, if Oxford Global has filed Form 12b-25 with the SEC with respect to such fiscal year, no later than one hundred and twenty (120) days) after the last day of Oxford Global’s fiscal year, deliver to Agent with the annual financial statements described in clause (c) above, in each case, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement. Financial information required to be delivered pursuant to Section 3.6 or Section 4.1 (in each case, solely to the extent such financial information is included in materials filed with the SEC or available via the EDGAR system of the SEC) shall be deemed to have been delivered to Agent on the date on which such information is available via the EDGAR system of the SEC.   Each Borrower will, within fifteen (15) days after the last day of each month, deliver to Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, or such other certificate as Agent may deemed to be reasonably acceptable, with a calculation of the aggregate amount of cash and cash equivalents held by the Borrowers in their Deposit Accounts and Securities Accounts (and attaching bank statements as evidence thereof); provided that the first Borrowing Base Certificate shall not be due until November 15, 2016.

Section 4.2    Payment and Performance of Obligations. Each Credit Party (a) will pay and discharge, and cause each Subsidiary to pay and discharge, on a timely basis as and when due, all of their respective obligations and liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b) without limiting anything contained in the foregoing clause (a), and except for Taxes that are the subject of a Permitted Contest, pay all material amounts due and owing in respect of material Taxes (including without limitation, payroll and withholdings tax liabilities) on a timely basis as and when due, and in any case prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, (c) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective material obligations and liabilities that, if unpaid, would by law become a Lien upon the property of the Credit Parties (other than a Permitted Lien), and (d) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3     Maintenance of Existence. Except to the extent expressly permitted by Section 5.6(a), each Credit Party will preserve, renew and keep in full force and effect and in good standing (where such concept exists in the jurisdiction of incorporation of such Credit Party), and will cause each Subsidiary to preserve, renew and keep in full force and effect and in good standing (where such concept exists in the jurisdiction of incorporation of such Credit Party), (a) their respective existence and (b) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except in the case of clause (b) where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 4.4     Maintenance of Property; Insurance.

(a)     Each Credit Party will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted. If all or any material part of the Collateral useful or necessary in its business becomes damaged or destroyed, each Credit Party will, and will cause each Subsidiary to, unless it determines in its reasonable business judgment not to do so, promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, regardless of whether Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.

(b)     Upon completion of any Permitted Contest, the Credit Parties shall, and will cause each Subsidiary to, promptly pay the amount due, if any, and deliver to Agent proof of the completion of the contest and payment of the amount due, if any.

(c)     Each Credit Party will maintain (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood, windstorm and quake, to the extent applicable to the relevant location and available at a reasonable premium), covering the repair and replacement cost of all such property and coverage, business interruption and rent loss coverages with extended period of indemnity (for the period required by Agent from time to time) and indemnity for extra expense, in each case without application of coinsurance and with agreed amount endorsements, (ii) general liability insurance (including products/completed operations liability coverage), and (iii) such other insurance coverage, in each case against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(d)     On or prior to the Closing Date, and at all times thereafter, each Credit Party will cause Agent to be named as an additional insured, assignee and lender loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and substance reasonably acceptable to Agent. The Credit Parties shall deliver to Agent and the Lenders (i) on the Closing Date, a certificate from each Credit Party’s insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Agent from time to time full information as to the insurance carried, (iii) within five (5) Business Days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Credit Party, and (v) at least 10 Business Days prior to expiration of any policy of insurance, evidence of renewal of such insurance upon the terms and conditions herein required.

(e)     In the event any Credit Party fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the Credit Parties’ expense to protect Agent’s interests in the Collateral. This insurance may, but need not, protect such Credit Party’s interests. The coverage purchased by Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, the Credit Parties will be responsible for the costs of that insurance to the fullest extent provided by law, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.

Section 4.5    Compliance with Laws and Material Contracts. Each Credit Party will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 4.6     Inspection of Property, Books and Records. Each Credit Party will keep, and will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of the applicable Credit Party or any applicable Subsidiary, representatives of Agent and of any Lender to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of the Credit Parties and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of a Default or an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Credit Party or any applicable Subsidiary commercially reasonable prior notice of such exercise, and such inspection shall be scheduled on dates to be mutually agreed between the parties (such agreement not to be unreasonably withheld, conditioned or delayed). No notice shall be required during the existence and continuance of any Default or any time during which Agent reasonably believes a Default exists. So long as no Event of Default is continuing, the Credit Parties shall, notwithstanding any other provision of this Agreement, only be required to reimburse Agent for reasonable costs and expenses incurred in connection with two (2) such inspections per fiscal year (it being understood and agreed that the borrowing base audit conducted for purposes of the Affiliated Credit Agreement prior to the date hereof shall represent an audit for fiscal year 2016); and provided, further, that, when an Event of Default exists, Agent or any Lender (or any of their representatives) may do any of the foregoing, all at the expense of the Credit Parties, at any time (without limitation regarding frequency). Without limiting the foregoing, if the Credit Parties have previously reimbursed the Affiliated Financing Agent for two (2) inspections in the applicable fiscal year, Borrowers shall not be required to reimburse Agent for any such inspections conducted hereunder unless an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary in this Section 4.6 or Section 4.9, no Credit Party, nor any of its respective Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter in respect of which disclosure to Agent or any Lender (or their respective representative) (a) is prohibited by Law or (b) could result in the forfeiture of attorney client or similar privilege, but only to the extent that such Credit Party has taken all actions reasonably requested by Agent to allow access to such document without otherwise forfeiting such privilege.

Section 4.7     Use of Proceeds. Borrowers shall use the proceeds of Term Loans solely for (a) transaction fees incurred in connection with the Financing Documents and the refinancing on the Closing Date of Debt, and (b) for working capital needs of Borrowers and their Subsidiaries. No portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.

Section 4.8     Estoppel Certificates. After written request by Agent, the Credit Parties, within fifteen (15) days and at their expense, will furnish Agent with a statement, duly acknowledged and certified, setting forth (a) the amount of the original principal amount of the Notes, and the unpaid principal amount of the Notes, (b) the rate of interest of the Notes, (c) the date payments of interest and/or principal were last paid, (d) any offsets or defenses to the payment of the Obligations, and if any are alleged, the nature thereof, (e) that the Notes and this Agreement have not been modified or if modified, giving particulars of such modification, and (f) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

Section 4.9     Notices of Litigation and Defaults.

(a)     Each Credit Party shall provide (i) within three (3) Business Days of the occurrence thereof, written notice to Agent of such Credit Party (1) executing and delivering any amendment, consent, waiver or other modification to any Material Contract which is material and adverse to such Material Contract or which could reasonably be expected to have a Material Adverse Effect or (2) receiving or delivering any notice of termination or default or similar notice in connection with any Material Contract and (ii) together with delivery of the next quarterly Compliance Certificate, included as an update to the schedule delivered therewith, written notice of the execution of any new Material Contract and/or any new material amendment, consent, waiver or other modification to any Material Contract not previously disclosed.

(b)     The Credit Parties will give prompt written notice to Agent (i) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party or which in any manner calls into question the validity or enforceability of any Financing Document, (ii) upon any Credit Party becoming aware of the existence of any Default or Event of Default, (iii) of any strikes or other material labor disputes pending or, to any Credit Party’s knowledge, threatened in writing against any Credit Party, (iv) if there is any infringement or written claim of infringement by any other Person with respect to any Intellectual Property rights of any Credit Party that could reasonably be expected to have a Material Adverse Effect, or if there is any claim by any other Person that any Credit Party in the conduct of its business is infringing on the Intellectual Property rights of others that could reasonably be expected to have a Material Adverse Effect, and (v) of all returns that involve more than $500,000.

(c)     Each Credit Party shall provide such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any of the events or notices described in clauses (a) and (b) above. From the date hereof and continuing through the termination of this Agreement, each Credit Party shall make available to Agent and each Lender, without expense to Agent or any Lender, each Credit Party’s officers, employees and agents and books, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to a Credit Party.

Section 4.10     Hazardous Materials; Remediation. If any release or disposal of Hazardous Materials which could reasonably be expected to have a Material Adverse Effect shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Credit Party will cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and Healthcare Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Credit Party shall comply with each Environmental Law and Healthcare Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material, except as could not reasonably be expected to have a Material Adverse Effect.

Section 4.11     Further Assurances.

(a)     Each Credit Party will, and will cause each Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (other than in respect of Excluded Perfection Assets and subject only to the Affiliated Intercreditor Agreement and to Permitted Liens) in favor of Agent for itself and for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), and (ii) unless Agent shall agree otherwise in writing, cause all Subsidiaries (other than Excluded Subsidiaries) of the Credit Parties to be jointly and severally obligated with the other Credit Parties under all covenants and obligations under this Agreement, including the obligation to repay the Obligations.

(b)     Upon receipt of an affidavit of an authorized representative of Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

(c)     Upon the request of Agent, the Credit Parties shall obtain a landlord’s agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property with respect to any business location where any portion of the Collateral included in or proposed to be included in the Borrowing Base, or the records relating to such Collateral and/or software and equipment relating to such records or Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Agent.

(d)     Each Credit Party shall provide Agent with at least thirty (30) days (or such shorter period as Agent may accept in its sole discretion) prior written notice of its intention to create (or to the extent permitted under this Agreement, acquire) a new Subsidiary; provided that if such new Subsidiary is to be created in connection with a Permitted Acquisition, such Credit Party shall provide Agent with at least five (5) Business Days prior written notice. Promptly (and in any event within ten (10) Business Days) of the creation or acquisition of a new Subsidiary (other than an Excluded Subsidiary), the Credit Parties shall (i) unless Agent shall agree otherwise in writing, pledge, have pledged or cause or have caused to be pledged to Agent pursuant to a pledge agreement in form and substance reasonably satisfactory to Agent, all of the outstanding shares of equity interests or other equity interests of such new Subsidiary owned directly or indirectly by any Credit Party, along with undated stock or equivalent powers for such certificates, executed in blank; (ii) unless Agent shall agree otherwise in writing, cause the new Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of Agent in order to grant Agent, acting on behalf of the Lenders, a first priority Lien (subject to Permitted Liens and the Affiliated Intercreditor Agreement) on all real and personal property (in the case of the perfection of the Liens granted, subject to the Excluded Perfection Assets) of such Subsidiary in existence as of such date and in all after acquired property, which first priority Liens are required to be granted pursuant to this Agreement; (iii) unless Agent shall agree otherwise in writing, cause such new Subsidiary to either (at the election of Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Agent; and (iv) cause the new Subsidiary to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorize the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be reasonably requested by Agent, in each case, in form and substance satisfactory to Agent.

(e)     Each Credit Party further agrees to comply, and cause its respective Subsidiaries to comply with the following requirements with respect to the Excluded Subsidiaries: the total amount of cash and cash equivalents held by Excluded Subsidiaries shall not exceed $2,500,000, in the aggregate, at any time.

(f)     Following the occurrence and during the continuation of an Event of Default at the request of Agent, the Credit Parties shall cause each Excluded Subsidiary to declare and pay to the applicable Credit Party the maximum amount of dividends and other distributions in respect of its capital stock or other equity interest legally permitted to be paid by each such Excluded Subsidiary; provided that such Excluded Subsidiary shall be able to retain for working capital purposes such other amounts used by such Excluded Subsidiaries in the Ordinary Course of Business and as are reasonable necessary for its operations based on its current projections, as provided to Agent pursuant to Section 4.1.

(g)     Each UK Guarantor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favor of the Security Agent or its nominee(s)):

(i)     to perfect the Lien created or intended to be created under or evidenced by the UK Security Documents (which may include the execution of a mortgage, charge, assignment or other Lien over all or any of the assets which are, or are intended to be, the subject of the UK Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Lenders provided by or pursuant to the Financing Documents or by law;

(ii)     to confer on the Security Agent or confer on the Lenders a Lien over any property and assets of that UK Guarantor located in any jurisdiction equivalent or similar to the Lien intended to be conferred by or pursuant to the UK Security Documents; and/or

(iii)     to facilitate the realization of the assets which are, or are intended to be, the subject of the UK Security Documents.

(h)     Each UK Guarantor shall, if requested by the Security Agent, take all such action as is reasonably available to it (including making all filings and registrations not otherwise made or agreed to be made by the Security Agent or its legal counsel) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Lien conferred or intended to be conferred on the Security Agent or the Lenders by or pursuant to the Financing Documents.

Section 4.12     Reserved.

Section 4.13     Power of Attorney. Each of the authorized representatives of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Credit Party (without requiring any of them to act as such) with full power of substitution to do the following after and during the continuance of an Event of Default: (a) endorse the name of such Credit Party upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Credit Party and constitute collections on such Credit Party’s Accounts; (b) perform the same and such Credit Party has failed to take such action, execute in the name of such Credit Party any schedules, assignments, instruments, documents, and statements that the Credit Parties are obligated to give Agent under this Agreement; (c)  take any action the Credit Parties are required to take under this Agreement; (d)  do such other and further acts and deeds in the name of such Credit Party that Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Agent’s security interest or Lien in any Collateral; and (e)  do such other and further acts and deeds in the name of the Credit Parties that Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.

Section 4.14     Reserved.

Section 4.15    Schedule Updates. Each Credit Party shall, in the event of any information in the Schedules becoming outdated, inaccurate, incomplete or misleading, deliver to Agent, together with the next quarterly Compliance Certificate required to be delivered under this Agreement after such event a proposed update to such Schedule correcting all materially outdated, inaccurate, incomplete or misleading information; provided, however, (a) with respect to any proposed updates to the Schedules involving Permitted Liens, Permitted Debt or Permitted Investments, Agent will replace the respective Schedule attached hereto with such proposed update only if such updated information is consistent with the definitions of and limitations herein pertaining to Permitted Liens, Permitted Debt or Permitted Investments and (b) with respect to any proposed updates to such Schedule involving other matters, Agent will replace the applicable portion of such Schedule attached hereto with such proposed update upon Agent’s approval thereof.

Section 4.16     Intellectual Property and Licensing.

(a)     Together with each quarterly Compliance Certificate required to be delivered pursuant to Section 4.1, to the extent (A) any Credit Party acquires and/or develops any new material Registered Intellectual Property or (B) any Credit Party enters into or becomes bound by any additional in-bound license or sublicense agreement, any additional exclusive out-bound license or sublicense agreement or other material agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), in each case that is a Material Contract or (C) there occurs any other material change in any Credit Party’s material Registered Intellectual Property, material in-bound licenses or sublicenses or material exclusive out-bound licenses or sublicenses from that listed on Schedule 3.19, the Credit Parties shall deliver to Agent an updated Schedule 3.19 reflecting such updated information.

(b)     The Credit Parties shall execute such documents and provide such other information (including, without limitation, copies of applications) and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in the Registered Intellectual Property owned by the Credit Parties, subject to any Permitted Liens.

(c)     Upon Agent’s reasonable request, each Credit Party shall use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all Material Contracts to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such agreement, whether now existing or entered into in the future.

(d)     Each Credit Party shall own, or be licensed to use or otherwise have the right to use, all Material Intangible Assets. Each Credit Party shall cause all Registered Intellectual Property owned by such Credit Party to be duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Credit Party shall at all times conduct its business without infringement or claim of infringement of any Intellectual Property rights of others, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Credit Party shall (i) protect, defend and maintain the validity and enforceability of its Material Intangible Assets, unless such Credit Party determines in its reasonable business judgment not to do so, (ii) promptly advise Agent in writing of material infringements of its Material Intangible Assets, or of any material claim of infringement made against a Credit Party related to the Intellectual Property rights of others which could reasonably be expected to have a Material Adverse Effect; and (iii) except in the case of any Permitted Asset Disposition pursuant to clause (g) of the definition thereof, not allow any of such Credit Party’s Material Intangible Assets to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable.

Section 4.17     Regulatory Reporting and Covenants

(a)     Each Credit Party shall notify Agent and each Lender promptly, and in any event within five (5) Business Days of receiving, becoming aware of or determining that one of the following has occurred, in each case to the extent the same could reasonably be expected to have a Material Adverse Effect (each, a “Regulatory Reporting Event” and collectively, the “Regulatory Reporting Events”): (i) any Governmental Authority, specifically including the FDA and CMS, has provided written notice that it is conducting or has conducted (A) an investigation regarding any Credit Party’s or its Subsidiaries’ manufacturing facilities and processes for any Product or clinical laboratories which has disclosed any material deficiencies or violations of Laws and/or the Regulatory Required Permits related to such thereto or (B) an investigation or review of any Regulatory Required Permit (other than routine reviews in the Ordinary Course of Business associated with the renewal of a Regulatory Required Permit), (ii) development, testing, and/or manufacturing of any Product should cease, (iii) if a Product has been approved for marketing and sale, any marketing or sales of such Product should cease or such Product should be withdrawn from the marketplace, (iv) any Regulatory Required Permit has been revoked or withdrawn by a Governmental Authority, (v) clinical study results reveal significant safety, efficacy or other issues with respect to any Product, (vi) any Product Recalls or voluntary Product Market Withdrawals from any market or (vii) any significant failures in the manufacturing of any Product. Each Credit Party shall provide to Agent or any Lender such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any such Regulatory Reporting Event. Notwithstanding the foregoing, no Credit Party shall be required to disclose any information that could result in the forfeiture of attorney client or similar privilege; provided, however, that such Credit Party shall take all actions reasonably requested by Agent to allow access to such document without otherwise forfeiting such privilege.

(b)     Except as would not reasonably be expected to have a Material Adverse Effect, each Credit Party shall obtain all Regulatory Required Permits necessary for compliance in all material respects with Laws with respect to testing, manufacturing, developing, selling or marketing of Medical Devices or the performance of LDTs and other laboratory testing services and shall maintain and comply in all respects with all such Regulatory Required Permits.

Section 4.18     Pensions.

(a)     Each Credit Party shall ensure that neither it nor any of its Subsidiaries shall at any time establish any occupational pension scheme in the United Kingdom which is not a money purchase scheme (both terms as defined in the Pension Schemes Act).

(b)     Each Credit Party shall ensure that neither it nor any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act) or is or has been at any time “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act) such an employer and that no contribution notice or financial support direction (both terms as defined in the Pensions Act) has been issued by the Pensions Regulator against or involving any Credit Party or any of its Subsidiaries, nor is each Credit Party aware of any reason justifying the issue of a contribution notice or financial support direction against it or any of its Subsidiaries.

(c)     Each Credit Party shall ensure that no action or omission is taken by it or any of its subsidiaries in relation to a pension scheme operated by or maintained for the benefit of any employees or former employees of the Credit Party or its subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

Section 4.19     Anti-Corruption Laws.

(a)     No Credit Party shall (and each Credit Party shall ensure that no Subsidiary of such Credit Party will) directly or indirectly use the proceeds of the Loans for any purpose which would breach the Bribery Act 2010, the FCPA or other similar legislation in other jurisdictions.

(b)     Each Credit Party shall (and each Credit Party shall ensure that each Subsidiary of such Credit Party will):

(i)      conduct its businesses in compliance, in all material respects, with applicable anti-corruption laws; and

(ii)     maintain policies and procedures designed to promote and achieve compliance with such laws.

Article 5 - NEGATIVE COVENANTS

Each Credit Party agrees that, so long as any Credit Exposure exists:

Section 5.1    Debt; Contingent Obligations. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Debt. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

Section 5.2     Liens. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.

Section 5.3     Distributions. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution, except for Permitted Distributions.

Section 5.4     Restrictive Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:

(a)     enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or

(b)     create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (w) pay or make Distributions to any Credit Party or any Subsidiary; (x) pay any Debt owed to any Credit Party or any Subsidiary; (y) make loans or advances to any Credit Party or any Subsidiary; or (z) transfer any of its property or assets to any Credit Party or any Subsidiary; provided that:

(i)     the foregoing shall not apply to restrictions and conditions imposed by any Law or by any Financing Document, Affiliated Financing Document or any agreement for purchase money debt permitted under clause (c) of the definition of Permitted Debt;

(ii)     clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof;

(iii)     the foregoing shall not apply to restrictions and conditions existing on the date hereof specifically identified on Schedule 5.4 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition);

(iv)     clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Permitted Debt if such restrictions or conditions apply only to the property or assets securing such Permitted Debt;

(v)     clause (a) of the foregoing shall not apply to customary provisions in license agreements, collaboration agreements and other similar agreements which do not restrict Liens on any Material Intangible Asset securing the Obligations;

(vi)     the foregoing shall not apply to restrictions imposed by any agreement or instrument governing Debt of a Subsidiary that is not a Credit Party permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against, in the case of clause (a) above, the property and assets of such Subsidiary, and, in the case clause (b) above, the ability of such Subsidiary to pay dividends or other distributions with respect to any of its equity interests or to make or repay loans or advances to any Credit Party or any other Subsidiary); and

(vii)     the foregoing shall not apply to any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided, that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrowers or any other Subsidiaries.

Section 5.5     Payments and Modifications of Subordinated Debt. No Credit Party will, or will permit any Subsidiary to, directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, except for payments made in full compliance with and expressly permitted under the Subordination Agreement, (b) amend or otherwise modify the terms of any Subordinated Debt, except for amendments or modifications made in full compliance with the Subordination Agreement, (c) declare, pay, make or set aside any amount for payment in respect of any Debt hereinafter incurred that, by its terms, or by separate agreement, is subordinated to the Obligations, except for payments made in full compliance with and expressly permitted under the subordination provisions applicable thereto, or (d) except to the extent permitted under the applicable Subordination Agreement, amend or otherwise modify the terms of any such Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Debt, (ii) accelerate or shorten the dates upon which payments of principal or interest are due on, or the principal amount of, such Debt, (iii) change in a manner adverse to any Credit Party or Agent any event of default or add or make more restrictive the covenants with respect to such Debt, taken as a whole, (iv) change the prepayment provisions of such Debt or any of the defined terms related thereto, (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof), or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to the Credit Parties, any Subsidiaries, Agent or Lenders. Each Credit Party shall, prior to entering into any such amendment or modification, deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy thereof.

Section 5.6     Consolidations, Mergers and Sales of Assets.

(a)     No Credit Party will, or will permit any Subsidiary to, directly or indirectly consolidate or merge or amalgamate with or into any other Person other than (i) consolidations, mergers or amalgamations among Borrowers where a Borrower is the surviving entity, (ii) consolidations, mergers or amalgamations among a Guarantor and a Borrower so long as the Borrower is the surviving entity, (iii) consolidations, mergers or amalgamations among Guarantors where the Guarantor is the surviving entity (provided that (x) in the case of any consolidation, merger or amalgamation involving Oxford Limited, Oxford Limited shall be the surviving entity and (y) in the case of any consolidation, merger or amalgamation involving Oxford Global (other than as described in clause (x) of this proviso), Oxford Global shall be the surviving entity), (iv) consolidations, mergers or amalgamations among Excluded Subsidiaries, (v) dissolutions or liquidations of Credit Parties (other than Borrowers or Oxford Global) or their Subsidiaries so long as any assets of such dissolved or liquidated Person are transferred to a Borrower or Guarantor and (vi) pursuant to a Permitted Acquisition (provided, that in any merger with a Borrower or Guarantor (other than a Borrower or Guarantor incorporated specifically for such Permitted Acquisition), a Borrower or Guarantor, as applicable, shall survive such merger).

(b)     No Credit Party will, or will permit any Subsidiary to, directly or indirectly consummate any Asset Dispositions other than Permitted Asset Dispositions.

Section 5.7     Purchase of Assets, Investments. No Credit Party will, or will permit any Subsidiary to, directly or indirectly:

(a)     make an Acquisition other than Permitted Acquisitions;

(b)     without limiting the foregoing with respect to Acquisitions, acquire any other assets other than (i) as otherwise permitted under the definition of Permitted Investments and (ii) assets that are for use in the same lines of business described on Schedule 5.11 or a line of business reasonably related thereto, as determined Credit Parties in their reasonable business discretion; or

(c)     acquire or own any Investment in any Person other than Permitted Investments.

Section 5.8     Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.8, no Credit Party will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party, except (a) transactions entered into and which contain terms that are no less favorable to the applicable Credit Party or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, (b) transactions between or among any Credit Parties and their Subsidiaries to the extent not otherwise prohibited pursuant to this Agreement, (c) Permitted Distributions, and (d) the payment of reasonable and customary fees to directors of any Credit Party who are not employees of such Credit Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Credit Parties or their Subsidiaries in the Ordinary Course of Business and not otherwise prohibited pursuant to the terms of this Agreement.

Section 5.9     Modification of Organizational Documents. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.

Section 5.10     Modification of Certain Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, (i) amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; or (b) could reasonably be expected to be adverse in any material respect to the rights, interests or privileges of Agent or the Lenders or their ability to enforce the same, or (ii) without the prior written consent of Agent, amend or otherwise modify any Affiliated Financing Document.

Section 5.11     Conduct of Business. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.11 and businesses reasonably related thereto. No Credit Party will, or will permit any Subsidiary to, other than in the Ordinary Course of Business, change its normal billing payment and reimbursement policies and procedures with respect to a material portion of its Accounts (including, without limitation, the amount and timing of finance charges, fees and write-offs).

Section 5.12     Joint Ventures.

(a)     No Credit Party will, nor will it permit any Subsidiary to, commingle any of its assets (including any bank accounts, cash or cash equivalents) with the assets of any joint venture.

(b)     No Credit Party will, nor will it permit any Subsidiary to, enter into or own any interest in a joint venture that is not itself a corporation or limited liability company or other legal entity in respect of which the equity holders are not liable for the obligations of such entity as a matter of law.

Section 5.13     Limitation on Sale and Leaseback Transactions. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Credit Party or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 5.14     Deposit Accounts and Securities Accounts; Payroll and Benefits Accounts.

(a)     Except for Excluded Accounts, no Credit Party will directly or indirectly, establish any new Deposit Account or Securities Account without prior written notice to Agent, and unless Agent, such Credit Party or such Subsidiary and the bank, financial institution or securities intermediary at which the account is to be opened enter into a Deposit Account Control Agreement, Securities Account Control Agreement or Deposit Account Restriction Agreement, as applicable, or such Credit Party has taken such other action (in a jurisdiction other than the United States) as is necessary to ensure that Agent has a first priority perfected security interest in Deposit Account or Securities Account, as applicable, prior to or concurrently with the establishment of such Deposit Account or Securities Account.

(b)     The Credit Parties represent and warrant that Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Credit Party.

(c)     The provisions of Section 5.14(a) requiring Deposit Account Control Agreements, Securities Account Control Agreements or other perfection action shall not apply to (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Credit Parties’ employees and identified to Agent by the Credit Parties as such, (ii) petty cash and other accounts, amounts on deposit in which do not exceed $100,000 in the aggregate at any one time, (iii) escrow, trust and fiduciary accounts, (iv) Deposit Account(s) located outside the United States, England or Wales; provided that the aggregate amount on deposit in such Deposit Accounts does not at any time exceed $100,000 or the equivalent thereof in any foreign currency and (v) the Deposit Account maintained at HSBC; provided that the aggregate amount on deposit in such Deposit Account does not at any time, unless such Deposit Account becomes subject to a Deposit Account Control Agreement, exceed $50,000 (such accounts, “Excluded Accounts”);

(d)     At all times that any Obligations or Affiliated Obligations remain outstanding, the Credit Parties shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

Section 5.15     Compliance with Anti-Terrorism Laws. Agent hereby notifies the Credit Parties that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies the Credit Parties and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Credit Party shall immediately notify Agent if such Credit Party has knowledge that any Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Section 5.16     Change in Accounting. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (a) make any significant change in accounting treatment or reporting practices, except as required by GAAP or (b) change the fiscal year or method for determining fiscal quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party.

Section 5.17     Parent. Except as set forth on Schedule 5.17, Oxford Global will not incur or permit to exist any Debt nor grant or permit to exist any Liens upon any of its properties or assets nor engage in any operations, business or activity other than (i) owning 100% of the equity interests of the Borrowers and the other Credit Parties and all operations incidental thereto, (ii) granting a security interest in all its assets to Agent, for the benefit of the Lenders and other Permitted Liens, (iii) executing and performing its obligations under the Operative Documents to which it is a party, (iv) fulfilling its obligations under the Operative Documents to which it is a party, (v) performing administrative, governance and supervisory functions in connection with the operation of the business of its Subsidiaries, (vi) issuing equity interests, including without limitation pursuant to stock option plans, (v) the Debt and obligations under the Operative Documents, (vi) the maintenance of its corporate existence and corporate governance and other activities reasonably incidental thereto and (vii) guarantees of obligations of Subsidiaries to the extent permitted by this Agreement.

Section 5.18     Dormant Subsidiaries. No Credit Party shall cause or permit any Subsidiary which is a Dormant Subsidiary to commence trading or cease to satisfy the criteria for a Dormant Subsidiary.

Article 6 - FINANCIAL COVENANTS

Section 6.1     Additional Defined Terms. The following additional definitions are hereby appended to Section 1.1 of this Agreement:

“Defined Period” means, for purposes of calculating minimum Net Revenue, for any given fiscal quarter, the twelve (12) month period immediately preceding the end of such fiscal quarter.

“Net Revenue” means, for any period, (a) the Credit Parties’ and their Consolidated Subsidiaries’ gross revenues during such period, less (b)(i) trade, quantity and cash discounts allowed by the Credit Parties and their Consolidated Subsidiaries, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (iv) set-offs and counterclaims, and (v) any other similar and customary deductions used by the Credit Parties and their Consolidated Subsidiaries in determining net revenues, all, in respect of (a) and (b), as determined in accordance with GAAP and in the Ordinary Course of Business.

Section 6.2     Minimum Net Revenue. The Credit Parties and their Consolidated Subsidiaries shall not permit their consolidated Net Revenue for any Defined Period, as tested quarterly, to be less than the minimum amount set forth on Schedule 6.2 for such Defined Period. A breach of a financial covenant contained in this Section 6.2 shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified Defined Period, regardless of when the financial statements reflecting such breach are delivered to Agent.

Section 6.3     Evidence of Compliance. The Credit Parties and their Consolidated Subsidiaries shall furnish to Agent, together with the quarterly financial reporting required of the Credit Parties in this Agreement, a Compliance Certificate as evidence of the Credit Parties and their Consolidated Subsidiaries’ compliance with the covenants in this Article and evidence that no Event of Default specified in this Article has occurred. The Compliance Certificate shall include, without limitation, (a) a statement and report, on a form approved by Agent, detailing the Credit Parties’ and their Consolidated Subsidiaries’ calculations, and (b) if requested by Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.

Article 7 - CONDITIONS

Section 7.1     Conditions to Closing. The obligation of each Lender to make the initial Loans on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance satisfactory to Agent, and such other closing deliverables reasonably requested by Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Agent and Lenders and their respective counsel in their sole discretion:

(a)     the payment of all fees, expenses and other amounts due and payable under each Financing Document;

(b)     since December 31, 2015, the absence of any material adverse change in any aspect of the business, operations, properties or condition (financial or otherwise) of any Credit Party, or any event or condition which could reasonably be expected to result in such a material adverse change; and

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document, each additional Operative Document and each other document, agreement and/or instrument required to be approved by Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Section 7.2     Conditions to Each Loan. The obligation of the Lenders to make a Loan or an advance in respect of any Loan, is subject to the satisfaction of the following additional conditions:

(a)     the fact that, immediately before and after such advance or issuance, no Default or Event of Default shall have occurred and be continuing;

(b)     for Loans made on the Closing Date, the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date;

(c)     for Loans made after the Closing Date, the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(d)     in the case of any borrowing of the Term Loan Tranche 2, Agent has received a duly executed Notice of Borrowing at least thirty (30) days prior to such proposed borrowing;

(e)     in the case of any borrowing of the Term Loan Tranche 2, Term Loan Tranche 2 Activation Date shall have occurred and Agent shall have received such document, agreement and/or instrument and certificates as it may have reasonably requested prior to funding; and

(f)      the fact that no adverse change in the condition (financial or otherwise), properties, business, or operations of the Credit Parties, taken as a whole, shall have occurred and be continuing since the date of this Agreement.

Each giving of a Notice of Borrowing hereunder and each acceptance by any Borrower of the proceeds of any Loan made hereunder shall be deemed to be a representation and warranty by each Credit Party on the date of such notice or acceptance as to the facts specified in this Section.

Section 7.3     Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at the Credit Parties’ expense, the searches described in clauses (a), (b), and (c) below against Borrowers and any other Credit Party, the results of which are to be consistent with the Credit Parties’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds: (a) UCC searches with the Secretary of State of the jurisdiction in which the applicable Person is organized; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

Section 7.4     Post Closing Requirements. The Credit Parties shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent.

Article 8 - REGULATORY MATTERS

Section 8.1     Reserved.

Section 8.2    Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make credit accommodations contemplated hereby, the Credit Parties hereby represent and warrant to Agent and each Lender as follows:

(a)     Disclosure. All of each Credit Party’s commercialized Products as of the date hereof are listed on Schedule 8.2(a).

(b)     Permits. Except as would not reasonably be expected to result in a Material Adverse Effect, the Credit Parties have (i) each Permit and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities necessary to engage in the ownership, management and operation of the business or the assets of any Credit Party, and (ii) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Permit. All such Permits are valid and in full force and effect and the Credit Parties are in material compliance with the terms and conditions of all such Permits, except where failure to be in such compliance or for a Permit to be valid and in full force and effect would not have a Material Adverse Effect.

(c)     Regulatory Required Permits. Except as would not reasonably be expected to result in a Material Adverse Effect, with respect to any Product, (i) each Credit Party and its Subsidiaries have received, and such Product is the subject of, all Regulatory Required Permits needed in connection with the testing, manufacture, marketing, performance or sale of such Product or conduct of such service as currently being conducted by or on behalf of the Credit Parties, and no Credit Party has received any written notice from any applicable Governmental Authority that such Governmental Authority is conducting an investigation or review of any such Regulatory Required Permit or that any such Regulatory Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product or conduct of such service cease or that such Product or service be withdrawn from the marketplace (ii) such Product is being tested, manufactured, marketed, performed, or sold, as the case may be, in material compliance with all applicable Laws and Regulatory Required Permits.

(d)     Healthcare and Regulatory Events.

(i)     None of the Credit Parties are in violation of any Healthcare Laws, except where any such violation would not have a Material Adverse Effect.

(ii)     As of the Closing Date, there are no unresolved Regulatory Reporting Events.

(iii)     Except as would not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties’ officers, directors, employees, shareholders, their agents or affiliates has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(iv)     Except as would not reasonably be expected to result in a Material Adverse Effect, no Credit Party has received any written notice that any Governmental Authority, including without limitation the FDA, the CMS, the Office of the Inspector General of HHS or the United States Department of Justice or any foreign equivalent has commenced or threatened to initiate any action against a Credit Party, any action to enjoin a Credit Party, their officers, directors, employees, shareholders or their agents and Affiliates, from conducting their businesses at any facility owned or used by them or for any material civil penalty, injunction, seizure or criminal action.

(v)     Except as would not reasonably be expected to result in a Material Adverse Effect, no Credit Party has received from the FDA or CMS, a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, CMS, or any similar Governmental Authority related to the Products.

(vi)     Except as would not reasonably be expected to result in a Material Adverse Effect, no Credit Party has engaged in any Recalls, Market Withdrawals, or other forms of product retrieval from the marketplace of any Products.

(vii)     Except as would not reasonably be expected to result in a Material Adverse Effect, each Medical Device (a) is not adulterated or misbranded within the meaning of the FDCA; (b) is not an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA; (c) has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed and each service has been conducted in material compliance with all applicable Permits and Laws; and (d) has been and/or shall be manufactured in material compliance with QSR.

(viii)     Except as would not reasonably be expected to result in a Material Adverse Effect, each LDT (a) has been designed, developed, and performed in material compliance with CLIA and all applicable Permits and Laws.

(e)     Proceedings. No Credit Party is subject to any proceeding, suit or, to the Credit Parties’ knowledge, investigation by any Governmental Authority which would have a Material Adverse Effect on any Credit Party.

(f)     Ancillary Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the Credit Parties have received no notice, and are not aware, of any violation of applicable antitrust laws, employment or landlord-tenant laws of any federal, state or local government or quasi-governmental body, agency, board or other authority with respect to the Credit Parties.

Section 8.3     Healthcare Operations.

(a)     Except as would not reasonably be expected to result in a Material Adverse Effect, each Credit Party will timely file or caused to be timely filed (after giving effect to any extension duly obtained), all notifications, reports, submissions, Permit renewals and reports of every kind whatsoever required by Healthcare Laws (which reports will be materially accurate and complete in all respects and not misleading in any respect and shall not remain open or unsettled).

(b)     Except as would not reasonably be expected to result in a Material Adverse Effect, each Credit Party will maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of the Credit Parties’ business and assets, all Permits necessary under Healthcare Laws to carry on the business of the Credit Parties as it is conducted on the Closing Date.

(c)     Except as would not reasonably be expected to result in a Material Adverse Effect, in connection with the development, testing, manufacture, marketing or sale of each and any Product or the operation of each clinical laboratory by any Credit Party, such Credit Party shall comply in all material respects with all Regulatory Required Permits at all times issued by any Governmental Authority, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product or the operation of such clinical laboratory by such Credit Party as such activities are at any such time being conducted by such Credit Party.

Article 9 - SECURITY AGREEMENT

Section 9.1     Generally. As security for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Affiliated Financing Documents (if any) and without limiting any other grant of a Lien and security interest in any Security Document, each U.S. Credit Party hereby assigns and grants to Agent, for the benefit of itself and Lenders, and, subject only to the Affiliated Intercreditor Agreement, a continuing first priority Lien on and security interest in, upon, and to the personal property set forth on Schedule 9.1 attached hereto and made a part hereof. With respect to Credit Parties organized outside of the United States, Section 9.2 applies only to assets of such Credit Parties, if any, located in the United States.

Section 9.2     Representations and Warranties and Covenants Relating to Collateral.

(a)     The security interest granted pursuant to this Agreement constitutes a valid and, to the extent such security interest is required to be perfected (except in respect of Excluded Perfection Assets) by this Agreement and any other Financing Document, continuing perfected security interest in favor of Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 9.2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (ii) with respect to any Deposit Account, the execution of Deposit Account Control Agreements, (iii) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Agent over such letter-of-credit rights, (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent over such electronic chattel paper, (v) in the case of all certificated stock, debt instruments and investment property, the delivery thereof to Agent of such certificated stock, debt instruments and investment property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (vi) in the case of all investment property not in certificated form, the execution of control agreements with respect to such investment property and (vii) in the case of all other instruments and tangible chattel paper that are not certificated stock, debt instructions or investment property, the delivery thereof to Agent of such instruments and tangible chattel paper. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens. Except to the extent not required pursuant to the terms of this Agreement, all actions by each Credit Party necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

(b)     Schedule 9.2 sets forth (i) each chief executive office and principal place of business of each Credit Party, and (ii) all of the addresses (including all warehouses) at which any of the Collateral with an aggregate value in excess of $500,000 is located and/or books and records of the Credit Parties regarding any Collateral or any of any Credit Party’s assets, liabilities, business operations or financial condition are kept, which such Schedule 9.2 indicates in each case which Credit Party(ies) have Collateral and/or books located at such address, and, in the case of any such address not owned by one or more of the Credit Party(ies), indicates the nature of such location (e.g., leased business location operated by the Credit Party(ies), third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.

(c)     Without limiting the generality of Section 3.2, except as indicated on Schedule 3.19 with respect to any rights of any Credit Party as a licensee under any license of material Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Credit Party to Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the exercise by Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and neither any such grant of Liens in favor of Agent or exercise of rights by Agent shall violate or cause a default under any agreement between any Credit Party and any other Person relating to any such collateral, including any material license to which a Credit Party is a party, whether as licensor or licensee, with respect to any material Intellectual Property, whether owned by such Credit Party or any other Person.

(d)     Except as set forth on Schedule 9.2, as of the Closing Date, no Credit Party has any ownership interest in any Chattel Paper (as defined in Article 9 of the UCC), letter of credit rights, Instruments, documents or investment property (other than equity interests in any Subsidiaries of such Credit Party disclosed on Schedule 3.4) in each case with a value in excess of $100,000, or any commercial tort claims with a value in excess of $500,000, and the Credit Parties shall give notice to Agent promptly (but in any event not later than the delivery by the Credit Parties of the next quarterly Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by any Credit Party of any such Chattel Paper, letter of credit rights, Instruments, documents or investment property in each case with a value in excess of $100,000, or any commercial tort claims with a value in excess of $500,000. No Person other than Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC) over any Deposit Account, investment property (including Securities Accounts and commodities account), letter of credit rights or electronic chattel paper with a value in excess of $100,000 in which any Credit Party has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or commodities account of any Credit Party is maintained or as otherwise expressly permitted by this Agreement).

(e)     The Credit Parties shall not take any of the following actions or make any of the following changes unless the Credit Parties have given at least ten (10) days prior written notice to Agent of any Credit Party’s intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Agent may reasonably request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Credit Party as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Borrower or Credit Party or allow any Borrower or Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Borrower or Credit Party, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its books and records.

(f)     The Credit Parties shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Event of Default exists and before Agent instructs otherwise after any Event of Default) without the prior written consent of Agent. Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Agent after the occurrence and during the continuance of an Event of Default, Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of the Credit Parties with respect to the obligation of any Account Debtor to make payment or otherwise render performance to the Credit Parties and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.

(g)     Without limiting the generality of Sections 9.2(c) and 9.2(e):

(i)     The Credit Parties shall deliver to Agent all tangible Chattel Paper and all Instruments and documents, other than any Excluded Perfection Assets, owned by any Credit Party and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent. The Credit Parties shall provide Agent with “control” (as defined in Article 9 of the UCC) of all electronic Chattel Paper, other than any Excluded Perfection Assets, owned by any Credit Party and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. The Credit Parties also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments. The Credit Parties will mark conspicuously all such Chattel Paper and all such Instruments and documents with a legend, in form and substance reasonably satisfactory to Agent, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Security Documents. The Credit Parties shall comply with all the provisions of Section 5.14 with respect to the Deposit Accounts and Securities Accounts of any Credit Party.

(ii)     Except with respect to any Excluded Perfection Assets, the Credit Parties shall deliver to Agent all letters of credit on which any Credit Party is the beneficiary and which give rise to letter of credit rights owned by such Credit Party which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent. Except with respect to any Excluded Perfection Assets, the Credit Parties shall take any and all actions that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such letter of credit rights in a manner reasonably acceptable to Agent.

(iii)     The Credit Parties shall promptly advise Agent upon any Credit Party becoming aware that it has any interests in any commercial tort claim in excess of $500,000 that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and each Credit Party shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall reasonably request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(iv)     Except for Accounts and Inventory in an aggregate amount of less than $500,000, no Accounts or Inventory or other Collateral and no books and records and/or software and equipment of the Credit Parties regarding any of the Collateral or any Credit Party’s assets, liabilities, business operations or financial condition shall at any time be located at any leased location or in the possession or control of any warehouse, consignee, bailee or any of the Credit Parties’ agents or processors, without prior written notice to Agent and the receipt by Agent, of warehouse receipts, consignment agreements, landlord waivers, or bailee waivers (as applicable) satisfactory to Agent prior to the commencement of such lease or of such possession or control (as applicable), other than assets in transit. The Credit Parties shall, upon the reasonable request of Agent, notify any such landlord, warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Security Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit, in form and substance reasonably satisfactory to Agent.

(v)     Upon request of Agent, the Credit Parties shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property (other than Excluded Perfection Assets) and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. The Credit Parties shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(vi)     Each Credit Party hereby authorizes Agent to file without the signature of such Credit Party one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Credit Party as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Credit Party now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Credit Party any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Credit Party also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(vii)     Except as set forth on Schedule 9.2, as of the Closing Date, no Credit Party holds, and after the Closing Date the Credit Parties shall promptly notify Agent in writing upon creation or acquisition by any Credit Party of, any Collateral which constitutes a claim in excess of $500,000 in the aggregate against any individual Account Debtor that is a Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by the federal Assignment of Claims Act and any other comparable Law. Upon the reasonable request of Agent, the Credit Parties shall take such steps that Agent may reasonably request to comply with any such Law with respect to such claims.

(viii)     The Credit Parties shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

(h)     Any obligation of any Credit Party in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) delivery of Collateral (including any endorsements related thereto) to, or the possession of Collateral with, Agent shall be deemed complied with and satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession of Collateral is with, the Affiliated Financing Agent.

Article 10 - - EVENTS OF DEFAULT

Section 10.1     Events of Default. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a)     (i) any Credit Party shall fail to pay when due (x) any scheduled principal, interest, premium or fee under any Financing Document; provided, however, that in the event Borrower has sufficient funds to make such payment on deposit and available to be debited from its Deposit Account with respect to which Agent is authorized to initiate debits and (A) Agent has not notified Borrower at least one (1) Business Day in advance of the applicable payment date that it will not debit Borrower’s account and (B) any such payment is not made when due solely as a result of Agent’s failure to initiate, or error in initiating, a debit from such Deposit Account for such amount, Borrower shall not be in default of its obligations hereunder so long as Borrower makes such payment within three (3) Business Days following Agent’s failure to debit such amount or (y) any other amount payable under any Financing Document within three (3) Business Days after notice from Agent that such amount has not been paid when due, or (ii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Section 4.1, Section 4.2(b), Section 4.4(c), Sections 4.6, 4.16, 4.17, Article 5, Article 6 or Article 8;

(b)     any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within thirty (30) days after the earlier of (i) receipt by Borrower Representative of notice from Agent or Required Lenders of such default, or (ii) actual knowledge of any Borrower or any other Credit Party of such default;

(c)     any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document is incorrect in any material respect when made (or deemed made);

(d)     (i) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or to cause, Debt or other liabilities having an individual principal amount in excess of $1,000,000 or having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to its stated maturity, or (ii) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Subordinated Debt, or to cause, Subordinated Debt to become or be declared due prior to its stated maturity;

(e)     any Credit Party or any Subsidiary of a Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or any analogous procedure or step is taken in any jurisdiction;

(f)     an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Credit Party under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary, or any analogous procedure or step is taken in any jurisdiction;

(g)     any breach or default by a Credit Party under Clause 18 of the Closing Date UK Debenture;

(h)      (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code or an event occurs that could reasonably be expected to give rise to a Lien under Section 4068 of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000;

(i)     one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $1,000,000 shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(j)     the Liens created by the Security Documents shall at any time fail to constitute a valid and (other than in respect of Excluded Perfection Assets) perfected Lien on the Collateral purported to be encumbered thereby (other than any immaterial portion thereof), subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

(k)     if any Credit Party is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Credit Party’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;

(l)     the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

(m)     (i) the voluntary withdrawal or written notice of any action or proceeding by the FDA, CMS or similar Governmental Authority to mandate the withdrawal of any Product or Product category from the market or to enjoin any Credit Party or its Subsidiaries from manufacturing, marketing, selling or distributing, performing, or offering any Product or Product category, which, in each case, has had or could reasonably be expected to result in Material Adverse Effect, (ii) the institution of any action or proceeding by FDA, CMS or similar Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by any Credit Party or its Subsidiaries which, in each case, has had or could reasonably be expected to result in Material Adverse Effect, or (iii) the commencement of any enforcement action against any Credit Party or its Subsidiaries by FDA, CMS or similar Governmental Authority which has had or could reasonably be expected to result in a Material Adverse Effect;

(n)     any Credit Party defaults under or breaches any Material Contract (after any applicable grace period contained therein), or a Material Contract shall be terminated by a third party or parties party thereto prior to the expiration thereof as a result of a breach thereunder by a Credit Party, or there is a loss of a material right of a Credit Party under any Material Contract to which it is a party as a result of a breach thereunder by a Credit Party, in each case which could reasonably be expected to result in a Material Adverse Effect;

(o)     there shall occur any event of default under the Affiliated Financing Documents; or

(p)     any Change of Control occurs.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

Section 10.2     Acceleration and Suspension or Termination of Term Loan Commitment. Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Term Loan Commitment and the obligations of Agent and the Lenders with respect thereto, in whole or in part (and, if in part, each Lender’s Term Loan Commitment shall be reduced in accordance with its Pro Rata Share), and/or (b) by notice to Borrower Representative declare all or any portion of the Obligations to be, and the Obligations shall thereupon become, immediately due and payable, with accrued interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and the Credit Parties will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Credit Party or any other act by Agent or the Lenders, the Term Loan Commitment and the obligations of Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and the Credit Parties will pay the same.

Section 10.3     UCC Remedies.

(a)     Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Agent, in addition to all other rights, options, and remedies granted to Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:

(i)     the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

(ii)     the right to (by its own means or with judicial assistance) enter any of Credit Parties’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of the Credit Parties’ original books and records, to obtain access to the Credit Parties’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and the Credit Parties shall not resist or interfere with such action (if the Credit Parties’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, the Credit Parties hereby irrevocably authorize such service, contractor or other agent, upon notice by Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Agent or its designees such books and records, and to follow Agent’s instructions with respect to further services to be rendered);

(iii)     the right to require the Credit Parties at the Credit Parties’ expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Lender;

(iv)     the right to notify postal authorities to change the address for delivery of the Credit Parties’ mail to an address designated by Agent and to receive, open and dispose of all mail addressed to any Credit Party; and/or

(v)      the right to enforce the Credit Parties’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to the Credit Parties, and (ii) the right, in the name of Agent or any designee of Agent or the Credit Parties, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of the Credit Parties’ compliance with applicable Laws. The Credit Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Credit Parties’ affairs, all of which contacts the Credit Parties hereby irrevocably authorize.

(b)     Each Credit Party agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to the Credit Parties. At any sale or disposition of Collateral, Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by the Credit Parties, which right is hereby waived and released. Each Credit Party covenants and agrees not to interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, the Credit Parties will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and the Credit Parties shall be credited with the proceeds of the sale. The Credit Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

(c)     Without restricting the generality of the foregoing and for the purposes aforesaid, each Credit Party hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to (i) use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, (ii) pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral, (iii) execute all applications and certificates in the name of such Credit Party and to prosecute and defend all actions or proceedings in connection with the Collateral, and (iv) do any and every act which such Credit Party might do in its own behalf; it being understood and agreed that this power of attorney in this subsection (c) shall be a power coupled with an interest and cannot be revoked.

(d)     Agent and each Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, the Credit Parties’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral after the occurrence and during the continuance of an Event of Default and, in connection with Agent’s exercise of its rights under this Article after the occurrence and during the continuance of an Event of Default, the Credit Parties’ rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Agent’s and each Lender’s benefit.

Section 10.4     Reserved.

Section 10.5     Default Rate of Interest. At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) per annum in excess of the rates otherwise payable under this Agreement; provided, however, that in the case of any Event of Default specified in Section 10.1(e) or 10.1(f) above, such default rates shall apply immediately and automatically without the need for any election or action of any kind on the part of Agent or any Lender.

Section 10.6     Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, with reasonably prompt subsequent notice to such Credit Party (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Credit Party or any of its Subsidiaries (regardless of whether such balances are then due to such Credit Party or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Credit Party or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Credit Party agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.6.

Section 10.7     Application of Proceeds.

(a)     Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Credit Party of all or any part of the Obligations, and, as between the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent.

(b)     Following the occurrence and continuance of an Event of Default, but absent the occurrence and continuance of an Acceleration Event, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in such order as Agent may from time to time elect.

(c)     Notwithstanding anything to the contrary contained in this Agreement, if an Acceleration Event shall have occurred, and so long as it continues, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to the Credit Parties or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.

Section 10.8     Waivers.

(a)     Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, Instruments, Chattel Paper and Guarantees at any time held by Lenders on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)     Each Credit Party for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Credit Party, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Credit Party and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Credit Party, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)     To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loans or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Agent may at any time after such acquiescence require the Credit Parties to comply with all such requirements. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Loans, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)     Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Credit Party agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by the Credit Parties and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Credit Parties’ obligations under the Financing Documents.

(e)     Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of the Credit Parties’ obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Credit Parties’ obligations under the Financing Documents. In addition, Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Credit Party defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

(f)     To the fullest extent permitted by law, each Credit Party, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Credit Party does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

Section 10.9     Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

Section 10.10     Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that any Credit Party makes any payment or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

Article 11 - AGENT

Section 11.1     Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 11.16 and to the terms of the other Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents, servicers, trustees, investment managers or employees.

Section 11.2     Agent and Affiliates. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

Section 11.3     Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

Section 11.4     Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5     Liability of Agent. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

Section 11.6    Indemnification. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrowers) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

Section 11.7     Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

Section 11.8     Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 11.9     Collateral Matters. Lenders irrevocably authorize Agent, and Agent hereby agrees, to (a) release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Term Loan Commitment and payment in full of all Obligations (other than contingent reimbursement or inchoate indemnification obligations) in accordance with the terms of Section 2.12; or (ii) constituting property sold or disposed of (to a Person that is not a Credit Party) as part of or in connection with any sale or disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents), provided that Agent shall only be required to execute such documents and take such actions as reasonably requested by Borrower in respect of such a release and all such actions shall be at Borrower’s sole cost and expense; and (b) subordinate any Lien granted to or held by Agent under any Security Document to a Permitted Lien that is allowed to have priority over the Liens granted to or held by Agent pursuant to the definition of “Permitted Liens”. Upon request by Agent at any time, Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.9.

Section 11.10     Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Agent (or consented to by Agent), it being understood and agreed that such rights and remedies may be exercised only by Agent.

Section 11.11     Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or a Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

Section 11.12     Assignment by Agent; Resignation of Agent; Successor Agent.

(a)     Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Agent or any Lender or any Approved Fund, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan, in each case without the consent of the Lenders or the Credit Parties. Following any such assignment, Agent shall promptly give notice to the Lenders and Borrowers. Failure to give such notice shall affect such assignment in any way or cause the assignment to be ineffective. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)     Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph.

(c)     Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 11.12 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

Section 11.13     Payment and Sharing of Payment.

(a)     Reserved.

(b)     Term Loan Payments. Payments of principal, interest and fees in respect of the Term Loans will be settled on the date of receipt if received by Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month.

(c)     Return of Payments.

(i)     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii)     If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Credit Party or such other Person, without setoff, counterclaim or deduction of any kind.

(d)     Defaulted Lenders. The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.

(e)     Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 2.8(d)) in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 11.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.6) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation). If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.

Section 11.14     Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at the Credit Parties’ expense. Agent is further authorized by the Credit Parties and the Lenders to make expenditures from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by the Credit Parties, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Each Credit Party hereby agrees to reimburse Agent on demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14, in accordance with the provisions of Section 11.6.

Section 11.15     Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loan, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

Section 11.16     Amendments and Waivers.

(a)     No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Credit Parties, the Required Lenders and any other Lender to the extent required under Section 11.16(b); provided, however, the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b)     In addition to the required signatures under Section 11.16(a), no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:

(i)     if any amendment, waiver or other modification would increase a Lender’s funding obligations in respect of any Loan, by such Lender; and/or

(ii)     if the rights or duties of Agent are affected thereby, by Agent;

provided, however, that, in each of (i) and (ii) above, no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan; (B) postpone the date fixed for, or waive, any payment (other than any mandatory prepayment pursuant to Section 2.1(b)(ii)) of principal of any Loan, or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges) or postpone the date of termination of any commitment of any Lender hereunder; (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all of the Collateral, authorize any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral, release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, or consent to a transfer of any of the Intellectual Property, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 11.16(b) or the definitions of the terms used in this Section 11.16(b) insofar as the definitions affect the substance of this Section 11.16(b); (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Credit Party of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; or (G) amend any of the provisions of Section 10.7 or amend any of the definitions Pro Rata Share, Term Loan Commitments, Term Loan Tranche 1 Commitments, Term Loan Tranche 2 Commitments, Term Loan Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) and (G) of the preceding sentence.

Section 11.17     Assignments and Participations.

(a)     Assignments.

(i)     Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the outstanding Loan; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrowers and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the assigning Lender; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

(ii)     From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 13.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.

(iii)     Agent, acting solely for this purpose as an agent of Borrower, shall maintain at the office of its servicer located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loan owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest effort, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(iv)     Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v)     Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, Agent has the right, but not the obligation, to effectuate assignments of Loan via an electronic settlement system acceptable to Agent as designated in writing from time to time to the Lenders by Agent (the “Settlement Service”). At any time when Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 11.17(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loan pursuant to the Settlement Service. With the prior written approval of Agent, Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Agent notifies Lenders of the Settlement Service as set forth herein.

(b)     Participations. Any Lender may at any time, without the consent of, or notice to, any Credit Party or Agent, sell to one or more Persons (other than any Credit Party or any Credit Party’s Affiliates) participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by each Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5.

(c)     Replacement of Lenders. Within thirty (30) days after: (i) receipt by Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower Representative and Agent may, at its option, notify such Affected Lender and, in the case of Borrowers’ election, Agent, of such Person’s intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrowers or Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loan and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 11.17(a); provided, however, that (A) Borrowers shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8(a) or Section 2.8(d), as applicable, of this Agreement through the date of such sale and assignment, and (B) Borrowers shall pay to Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 11.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 11.17(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 11.17(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Agent, the Replacement Lender and, to the extent required pursuant to Section 11.17(a), Borrowers, shall be effective for purposes of this Section 11.17(c) and Section 11.17(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 13.1.

(d)     Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Agent and each Lender.

Section 11.18     Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist. So long as Agent has not waived the conditions to the funding of Loans set forth in Section 7.2 or Section 2.1, any Lender may deliver a notice to Agent stating that such Lender shall not fund the Term Loan due to the non-satisfaction of one or more conditions to funding Loans set forth in Section 7.2 or Section 2.1, and specifying any such non-satisfied conditions. Any Lender delivering any such notice shall become a non-funding Lender (a “Non-Funding Lender”) for purposes of this Agreement commencing on the Business Day following receipt by Agent of such notice, and shall cease to be a Non-Funding Lender on the date on which such Lender has either revoked the effectiveness of such notice or acknowledged in writing to each of Agent the satisfaction of the condition(s) specified in such notice, or Required Lenders waive the conditions to the funding of such Loans giving rise to such notice by Non-Funding Lender. Each Non-Funding Lender shall remain a Lender for purposes of this Agreement to the extent that such Non-Funding Lender has Term Loans outstanding in excess of $0; provided, however, that during any period of time that any Non-Funding Lender exists, and notwithstanding any provision to the contrary set forth herein, the following provisions shall apply:

(a)     For purposes of determining the Pro Rata Share of each Term Lender under clause (a) of the definition of such term, each Non-Funding Lender shall be deemed to have a Term Loan Commitment Amount as in effect immediately before such Lender becomes a Non-Funding Lender.

(b)     Except as provided in clause (a) above, Term Loan Commitment Amount of each Non-Funding Lender shall be deemed to be $0.

(c)     [reserved].

(d)     The Term Loan Commitment at any date of determination during such period shall be deemed to be equal to the sum of (i) the aggregate Term Loan Commitment Amounts of all Lenders, other than the Non-Funding Lenders as of such date plus (ii) the aggregate principal amount outstanding under the Term Loans of all Non-Funding Lenders as of such date.

Section 11.19     Reserved.

Section 11.20     Definitions. As used in this Article 11, the following terms have the following meanings:

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Assignment Agreement” means an assignment agreement in form and substance acceptable to Agent.

“Defaulted Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent and the Borrower Representative in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Borrower Representative, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulted Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency or other similar law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets. Any determination by Agent that a Lender is a Defaulted Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulted Lender upon delivery of written notice of such determination to the Borrower Representative and each Lender.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent, and if no Event of Default has occurred and is continuing, Borrower Representative (such approval not to be unreasonably withheld, conditioned or delayed and which approval shall be deemed granted in the event Borrower does not respond within five (5) Business Days of notice of a proposed assignment); provided, however, that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include any Credit Party or any of a Credit Party’s Affiliates and (y) no proposed assignee intending to assume any unfunded portion of the Term Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of such Term Loan Commitment, or has been approved as an Eligible Assignee by Agent and if no Event of Default has occurred and is continuing, Borrower Representative (such approval not to be unreasonably withheld, conditioned or delayed and which approval shall be deemed granted in the event Borrower does not respond within five (5) Business Days of notice of a proposed assignment). Notwithstanding anything contained herein to the contrary, no consent of any Person shall be required for an assignment by a Lender in connection with any merger, consolidation, sale, transfer, or other disposition of all or a portion of the business or loan portfolio of such Lender.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

Article 12 - Guaranty

Section 12.1     Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all of the Obligations, including payment in full of the principal, accrued but unpaid interest and all other amounts due and owing to Agent and Lenders under the Loans. Each payment made by any Guarantor pursuant to this Article 12 shall be made in lawful money of the United States in immediately available funds.

Section 12.2     Payment of Amounts Owed. The Guarantee hereunder is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that Agent or any Lender first attempt to collect any of the Obligations from any Borrower or resort to any collateral security or other means of obtaining payment. In the event of any default by Borrowers in the payment of the Obligations, after the expiration of any applicable cure or grace period, each Guarantor agrees, on demand by Agent (which demand may be made concurrently with notice to Borrowers that the Borrowers are in default of their obligations), to pay the Obligations, regardless of any defense, right of set-off or recoupment or claims which any Borrower or Guarantor may have against Agent or Lenders or the holder of the Notes. All of the remedies set forth in this Agreement, in any other Financing Document or at law or equity shall be equally available to Agent and Lenders, and the choice by Agent or Lenders of one such alternative over another shall not be subject to question or challenge by any Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, recoupment or failure to mitigate damages in any action, proceeding, or counteraction by Agent or Lenders to recover or seeking any other remedy under this Guarantee, nor shall such choice preclude Agent or Lenders from subsequently electing to exercise a different remedy.

Section 12.3     Certain Waivers by Guarantor. To the fullest extent permitted by law, each Guarantor does hereby:

(a)     waive notice of acceptance of this Agreement by Agent and Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law;

(b)     agree to refrain from asserting, until after repayment in full of the Obligations, any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against any Borrower;

(c)     waive any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against Agent, Lenders or the holder of the Notes;

(d)     waive any and all rights such Guarantor may have under any anti-deficiency statute or other similar protections;

(e)     waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from any Borrower, any other Guarantor or any other person or entity now or hereafter primarily or secondarily liable for any of the Obligations until the Obligations have been paid in full;

(f)     waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge such Guarantor with liability;

(g)     waive the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;

(h)     waive any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Agent or Lenders to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding;

(i)     waive any defense based on an election of remedies by Agent or Lenders, whether or not such election may affect in any way the recourse, subrogation or other rights of such Guarantor against any Borrower, any other Guarantor or any other person in connection with the Obligations;

(j)     waive any defense based on the failure of Agent or Lenders to (i) provide notice to such Guarantor of a sale or other disposition of any of the security for any of the Obligations, or (ii) conduct such a sale or disposition in a commercially reasonable manner;

(k)     waive any defense based on the negligence of Agent or Lenders in administering this Agreement or the other Financing Documents (including, but not limited to, the failure to perfect any security interest in any Collateral), or taking or failing to take any action in connection therewith, provided, however, that such waiver shall not apply to the gross negligence or willful misconduct of Agent or Lenders, as determined by the final, non-appealable decision of a court having proper jurisdiction;

(l)     waive the defense of expiration of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof;

(m)     waive any right to file any Claim (as defined below) as part of, and any right to request consolidation of any action or proceeding relating to a Claim with, any action or proceeding filed or maintained by Agent or Lenders to collect any Obligations of such Guarantor to Agent or Lenders hereunder or to exercise any rights or remedies available to Agent or Lenders under the Financing Documents, at law, in equity or otherwise;

(n)     agree that neither Agent nor Lenders shall have any obligation to obtain, perfect or retain a security interest in any property to secure any of the Obligations (including any mortgage or security interest contemplated by the Financing Documents), or to protect or insure any such property;

(o)     waive any obligation Agent or Lenders may have to disclose to such Guarantor any facts Agent or Lenders now or hereafter may know or have reasonably available to it regarding the Borrowers or Borrowers’ financial condition, whether or not Agent or Lenders have a reasonable opportunity to communicate such facts or have reason to believe that any such facts are unknown to such Guarantor or materially increase the risk to such Guarantor beyond the risk such Guarantor intends to assume hereunder;

(p)     agree that neither Agent nor Lenders shall be liable in any way for any decrease in the value or marketability of any property securing any of the Obligations which may result from any action or omission of Agent or Lenders in enforcing any part of this Agreement;

(q)     waive any defense based on any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Financing Documents;

(r)     waive any defense based on any change in the composition of Borrowers, and

(s)     waive any defense based on any representations and warranties made by such Guarantor herein or by any Borrower herein or in any of the Financing Documents.

For purposes of this section, the term “Claim” shall mean any claim, action or cause of action, defense, counterclaim, set-off or right of recoupment of any kind or nature against Agent or Lenders, its officers, directors, employees, agents, members, actuaries, accountants, trustees or attorneys, or any affiliate of Agent or Lenders in connection with the making, closing, administration, collection or enforcement by Agent or Lenders of the Obligations.

Section 12.4     Guarantor’s Obligations Not Affected by Modifications of Financing Documents. Each Guarantor further agrees that such Guarantor’s liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor for the time for payment of interest or principal or by any forbearance or delay in collecting interest or principal hereunder, or by any waiver by Agent or Lenders under this Agreement or any other Financing Documents, or by Agent’s or Lenders’ failure or election not to pursue any other remedies it may have against any Borrower or Guarantor, or by any change or modification in the Notes, this Agreement or any other Financing Document, or by the acceptance by Agent or Lenders of any additional security or any increase, substitution or change therein, or by the release by Agent or Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Obligations even though Agent or Lenders might lawfully have elected to apply such payments to any part or all of the Obligations, it being the intent hereof that, subject to Agent’s or Lenders’ compliance with the terms of this Article 12 and the Financing Documents, each Guarantor shall remain liable for the payment of the Obligations, until the Obligations have been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Each Guarantor further understands and agrees that Agent or Lenders may at any time enter into agreements with Borrowers to amend, modify and/or increase the principal amount of, interest rate applicable to or other economic and non-economic terms of this Agreement or the other Financing Documents, and may waive or release any provision or provisions of this Agreement or the other Financing Documents, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, Lenders and Borrowers may deem proper and desirable, without in any manner impairing this Guarantee or any of Agent’s or Lenders’ rights hereunder or each Guarantor’s obligations hereunder, and each Guarantor’s obligations hereunder shall apply to the this Agreement and other Financing Documents as so amended, modified, extended, renewed or increased.

Section 12.5     Reinstatement; Deficiency. This guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to this Agreement or any other Financing Document is rescinded or otherwise required to be returned by Agent or Lenders upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payment to Agent or Lenders had not been made, regardless of whether Agent or Lenders contested the order requiring the return of such payment. In the event of the foreclosure of the Financing Documents and of a deficiency, each Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent or Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this guaranty.

Section 12.6     Subordination of Borrowers’ Obligations to Guarantors; Claims in Bankruptcy.

(a)     Any indebtedness of any Borrower to any Guarantor (including, but not limited to, any right of such Guarantor to a return of any capital contributed to a Borrower), whether now or hereafter existing, is hereby subordinated to the payment of the Obligations. Each Guarantor agrees that, until the Obligations have been paid in full, such Guarantor will not seek, accept, or retain for its own account, any payment from any Borrower on account of such subordinated debt. Any payments to any Guarantor on account of such subordinated debt shall be collected and received by such Guarantor in trust for Agent and Lenders and shall be immediately paid over to Agent, for the benefit of Agent and Lenders, on account of the Obligations without impairing or releasing the obligations of such Guarantor hereunder.

(b)     Each Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims and proofs of claims that such Guarantor may have against any Borrower or any other Guarantor and does hereby assign to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of such Guarantor under such claims. If such Guarantor does not file any such claim, Agent, as attorney-in-fact for such Guarantor, is hereby irrevocably authorized to do so in the name of such Guarantor, or in Agent’s discretion, to assign the claim to a designee and cause proof of claim to be filed in the name of Agent’s designee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent, for the benefit of Agent and Lenders, the full amount thereof and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Lenders all of such Guarantor’s rights to any such payments or distributions to which such Guarantor would otherwise be entitled, such assignment being a present and irrevocable assignment of all such rights.

Section 12.7     Maximum Liability. The provisions of this Article 12 are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Article 12 would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Article 12, then, notwithstanding any other provision of this Article 12 to the contrary, the amount of such liability shall, without any further action by the Guarantors or Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 12.7 with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 12.7 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this guaranty or affecting the rights and remedies of Agent or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 12.8     Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Financing Documents. Each Guarantor has made an independent investigation of the other Credit Parties and of the financial condition of the other Credit Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Credit Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Credit Party to which this Article 12 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties

Section 12.9      Termination. The provisions of this Article 12 shall remain in effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid and satisfied in full.

Section 12.10     Representative. Each Guarantor hereby designates Borrower Representative and its representatives and agents on its behalf for the purpose of giving and receiving all notices and other consents hereunder or under any other Financing Document and taking all other actions on behalf of such Guarantor under the Financing Documents. Borrower Representative hereby accepts such appointment.

Article 13 - MISCELLANEOUS

Section 13.1     Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Section 2.10 and Articles 11 and 13 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

Section 13.2     No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 13.3     Notices.

(a)     All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 13.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 13.3(a).

(b)     Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified Agent that it is incapable of receiving notices by electronic communication. Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

(c)     Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 13.4     Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 13.5    Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 13.6    Confidentiality. Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses confidentially in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services on a confidential basis, (ii) to prospective transferees or purchasers of any interest in the Loans, Agent or a Lender, provided, however, that any such Persons are bound by obligations of confidentiality, (iii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person, and (v) to a Person that is a trustee, investment advisor or investment manager, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean (A) the pledge of the Loans as collateral security for loans to a Lender, or (B) a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall not include information that either: (y) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (z) is disclosed to such Person by a Person other than a Credit Party, Agent or a Lender; provided, however, the recipient of such information does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 13.6 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

Section 13.7     Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 13.8     GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)     THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT (OTHER THAN THE UK SECURITY DOCUMENTS), AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(b)     EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(c)     Each Credit Party, Agent and each Lender agree that each Loan (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document (other than the UK Security Documents) shall be deemed to have been performed in, the State of Maryland. Nothing in this Section 13.8(c) shall amend or modify Sections 13.8(a) or (b) in any respect.

Section 13.9     WAIVER OF JURY TRIAL. EACH CREDIT PARTY, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH CREDIT PARTY, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH CREDIT PARTY, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 13.10     Publication; Advertisement.

(a)     Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of MCF or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order or (ii) with MCF’s prior written consent, such consent not to be unreasonably delayed, conditioned or withheld.

(b)     Advertisement. Each Lender and each Credit Party hereby authorizes MCF to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which MCF elects to submit for publication. In addition, each Lender and each Credit Party agrees that MCF may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, MCF shall provide Borrowers with an opportunity to review and confer with MCF regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, MCF may, from time to time, publish such information in any media form desired by MCF, until such time that Borrowers shall have requested MCF cease any such further publication.

Section 13.11     Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 13.12     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 13.13     Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

Section 13.14     Expenses; Indemnity

(a)     The Credit Parties hereby agree to promptly pay (i) all reasonable and documented out-of-pocket costs and expenses of Agent (including, without limitation, the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all reasonable and documented costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder; and (v) all documented and out-of-pocket costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto. If Agent or any Lender uses in-house counsel for any of these purposes, the Credit Parties further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

(b)     Each Credit Party hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors and investment managers, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable and out-of-pocket expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by any Credit Party, any Subsidiary or any other Person of any Hazardous Materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Credit Party or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans, except that no Credit Party shall have any obligation hereunder to an Indemnitee with respect to any liability resulting from (x) the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach by any such Indemnitee or any of such Indemnitee’s Affiliates of the obligations under this Agreement or any other Financing Document, as determined in a final, non-appealable judgment of a court of competent jurisdiction or (z) disputes solely among any Indemnitees to the extent such disputes do not arise from any act or omission of any Credit Party or of any of any Credit Party’s Affiliates, unless such claims arise from the gross negligence, willful misconduct or bad faith of any such person. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

(c)     Notwithstanding any contrary provision in this Agreement, the obligations of the Credit Parties under this Section 13.14 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE CREDIT PARTIES OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

Section 13.15     Reserved.

Section 13.16    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 13.17     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Credit Parties and Agent and each Lender and their respective successors and permitted assigns.

Section 13.18     USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Credit Parties, which information includes the name and address of each Credit Party and such other information that will allow Agent or such Lender, as applicable, to identify the Credit Parties in accordance with the USA PATRIOT Act.

Section 13.19     Process Agent. Each Credit Party that is incorporated under the laws of a jurisdiction other than the United States (or any state thereof) hereby irrevocably designates, appoints, authorizes and empowers National Corporate Research, Ltd. with an office located at 10 E. 40th Street, 10th Floor, New York, NY 10016, on the date hereof (the “Process Agent”), as its agent to receive on behalf of itself, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in connection with this Agreement or any other Financing Document in the circuit court of any county of the state of New York, and any appellate court thereof. To the fullest extent permitted by applicable laws, such service may be made by mailing or delivering a copy of such process to such Borrower in care of the Process Agent at its address specified above, and each such Borrower hereby authorizes and directs the Process Agent to receive such service on its behalf. The appointment of the Process Agent shall be irrevocable by each such Borrower until the appointment of a successor Process Agent. Each such Borrower further agrees promptly to appoint a successor Process Agent in New York (which shall accept such appointment in form and substance satisfactory to Agent) prior to the termination for any reason of the appointment of the initial Process Agent. Nothing in this Section 13.19 shall affect the right of any party hereto to serve process in any manner permitted by applicable law or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 13.20     Other Currency. Without limiting Section 2.6 or any other provision of this Agreement, to the extent permitted by applicable Law, the obligations of any of the Credit Parties in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the “Other Currency”) (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the “Agreed Currency”) that Agent or Lenders may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Agent or Lender receives the payment. If the amount of the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, such Credit Party shall pay all additions amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of a Credit Party not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section 10.9, continue in full force and effect.

Section 13.21     Cross Default and Cross Collateralization.

(a)     Cross-Default. As stated under Section 10.1 hereof, an Event of Default under any of the Affiliated Financing Documents shall be an Event of Default under this Agreement. In addition, a Default or Event of Default under any of the Financing Documents shall be a Default under the Affiliated Financing Documents.

(b)     Cross Collateralization. The Credit Parties acknowledge and agree that the Collateral securing this Loan, also secures the Affiliated Obligations.

(c)     Consent. Each Credit Party authorizes Agent, without giving notice to any Credit Party or obtaining the consent of any Credit Party and without affecting the liability of any Credit Party for the Affiliated Obligations directly incurred by the Credit Parties, from time to time to:

(i)     compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Affiliated Obligations; grant other indulgences to any Credit Party in respect thereof; or modify in any manner any documents relating to the Affiliated Obligations;

(ii)     declare all Affiliated Obligations due and payable upon the occurrence and during the continuance of an Event of Default;

(iii)     take and hold security for the performance of the Affiliated Obligations of any Credit Party and exchange, enforce, waive and release any such security;

(iv)     apply and reapply such security and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine;

(v)     release, surrender or exchange any deposits or other property securing the Affiliated Obligations or on which Agent at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Affiliated Obligations of any Credit Party; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Affiliated Obligations or release, surrender or exchange any deposits or other property of any such Person;

(vi)     apply payments received by Lender from any Credit Party to any Obligations or Affiliated Obligations, as permitted in accordance with the terms of this Agreement and in such order as Lender shall determine, in its sole discretion; and

(vii)     assign the Affiliated Financing Documents in whole or in part.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused this Agreement to be executed on the day and year first above mentioned.

BORROWERS:	OXFORD IMMUNOTEC, INC.

	By:	/s/ Richard C. Malabre
Name: Richard C. Malabre
Title: Controller

Address:

700 Nickerson Road, Suite 200
Marlborough, MA 01752
Attn: Chief Financial Officer

GUARANTORS:	OXFORD IMMUNOTEC GLOBAL PLC

	By:	/s/ Elizabeth M. Keiley
Name: Elizabeth M. Keiley
Title: VP, General Counsel and Secretary

Address:

94C Innovation Drive
Milton Park, Abingdon
Oxfordshire OX14 4RZ
Attn: Chief Financial Officer

OXFORD IMMUNOTEC LIMITED

	By:	/s/ Richard C. Malabre
Name: Richard C. Malabre
Title: Controller

Address:

94C Innovation Drive
Milton Park, Abingdon
Oxfordshire OX14 4RZ
Attn: Chief Financial Officer

AGENT:
MIDCAP FINANCIAL TRUST

	By:	Apollo Capital Management, L.P., its investment manager

	By:	Apollo Capital Management GP, LLC, its general partner

		By:	/s/ Maurice Amsellem
		Name:	Maurice Amsellem
		Title:	Authorized Signatory

Address:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn: Account Manager for Oxford transaction

with a copy to:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn: General Counsel

Payment Account Designation:

Wells Fargo Bank, N.A. (McLean, VA)
ABA #: ###-###-###
Account Name: MidCap Funding IV Trust – Collections
Account #: #############
Attention: Oxford Facility

LENDER:	MIDCAP FUNDING H TRUST

	By:	Apollo Capital Management, L.P., its investment manager

	By:	Apollo Capital Management GP, LLC, its general partner

		By:	/s/ Maurice Amsellem
		Name:	Maurice Amsellem
		Title:	Authorized Signatory

Address:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn: Account Manager for Oxford transaction

with a copy to:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attn: General Counsel

LENDER:	APOLLO INVESTMENT CORPORATION

	By:	Apollo Investment Management, L.P., as Advisor

	By:	ACC Management, LLC, as its General Partner

	By:	/s/ Justin Sendak
Name: Justin Sendak
Title: Authorized Signatory

Address:

Apollo Investment Corporation
9 West 57th Street, 37th Floor
New York, New York 10019
Attn: Howard Widra

with a copy to:

Apollo Investment Corporation
730 Fifth Avenue, 11th Floor
New York, New York 10019
Attn: Sheriff Ibrahim, Jonathan Krain